UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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MAGNETEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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N49 W13650 Campbell Drive
Menomonee Falls, Wisconsin 53051
April 1, 2014
Dear Stockholder:
It is our pleasure to invite you to the 2014 Annual Meeting of Stockholders of Magnetek, Inc., which will be held on Wednesday, April 30, 2014 at 10:00 a.m. Central Daylight Time. During the meeting, we will discuss the items of business described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. There will also be a report on Magnetek’s business operations and an opportunity to ask questions. A representative of Ernst & Young LLP, Magnetek’s independent registered public accounting firm for fiscal year 2014, will also be present and will be available to respond to questions that may be directed to them and have the opportunity to make a statement if they so desire.
We hope you can personally attend the meeting and vote your shares. If you are unable to do so, it is still important that your shares be represented and we urge you to promptly sign, date and return the enclosed Proxy Card, or to vote by telephone or the Internet by following the instructions on the enclosed Proxy Card. Your vote, regardless of the number of shares you own, is important. If you are unable to attend the meeting, we hope you will listen to it live over the Internet by accessing the “Investor Relations” page of our website, www.magnetek.com. Slides used at the meeting and audio of the report of operations will be maintained on our website as long as its content remains timely.
If your shares are held in the name of a bank or broker and you do not instruct them to vote in the election of our Directors, no votes will be cast on your behalf. For your vote to be counted, you will need to communicate your voting decisions to your bank, broker or other financial institution before the date of the Annual Meeting. Thank you for your continued support of Magnetek, Inc.

Sincerely,

Mitchell I. Quain
Chairman of the Board of Directors

Peter M. McCormick
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Wednesday, April 30, 2014, 10:00 a.m. Central Daylight Time
Place:	Magnetek Corporate Offices
N49 W13650 Campbell Drive Menomonee Falls, Wisconsin 53051
Items of Business:	1) To elect the five persons nominated by the Board of Directors to serve as directors until the 2015 Annual Stockholders’ Meeting;
2) To ratify the appointment of Ernst & Young LLP as Magnetek’s independent registered public accounting firm for fiscal year 2014;
3) To hold an advisory vote to approve the compensation of the Company’s named executive officers;
4) To vote on an amendment of Magnetek’s Restated Certificate of Incorporation to decrease the authorized number of common stock;
5) To vote on a proposal to approve the Magnetek, Inc. 2014 Stock Incentive Plan; and
6) To transact such other business that may properly come before the meeting.
Who Can Vote:
Anyone who held of record shares of common stock of Magnetek, Inc., at the close of business on March 3, 2014 (the “Record Date”). For 10 days prior to the Annual Meeting, a list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the offices of the Corporate Secretary, N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051 during business hours each weekday. The list will also be available at the Annual Meeting.

Annual Report:
A copy of Magnetek’s Annual Report for the fiscal year ended December 29, 2013, on Form 10-K, without exhibits, is enclosed with this Notice of Annual Meeting and Proxy Statement. The Annual Report on Form 10-K, with exhibits, which has been filed with the Securities and Exchange Commission (“SEC”), can be accessed through direct links to the SEC filings on the Magnetek website at www.magnetek.com in the “Investor Relations” section. Upon request, Magnetek will, without charge, send its stockholders an additional copy of the Annual Report on Form 10-K (with financial statements and related schedules) for the fiscal year ended December 29, 2013. The request must be directed to the attention of the Corporate Secretary of Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Method of Voting:	Your vote is important and may be cast in any of the following ways:
1) Mark, sign, date and return the enclosed Proxy Card in the postage-paid envelope (no additional postage is necessary if mailed in the United States);
2) Vote in person at the Annual Meeting;
3) Vote by telephone by following the instructions on the Proxy Card; or
4) Vote via the Internet by following the instructions on the Proxy Card.

MAGNETEK, INC.
2014 ANNUAL MEETING
PROXY STATEMENT

PROXY STATEMENT
Magnetek, Inc.’s Board of Directors solicits the enclosed Proxy to give all of the stockholders of Magnetek, Inc. (referred to herein as “Magnetek” or the “Company”) an opportunity to vote on the matters set forth in the preceding Notice of Annual Meeting of Stockholders. The Company’s annual stockholders’ meeting (“Annual Meeting”) will be held on Wednesday, April 30, 2014, at 10:00 a.m. Central Daylight Time, at Magnetek’s Corporate Offices, N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051. This Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about April 1, 2014.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 30, 2014. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2013 Annual Report on Form 10‑K are available at www.magnetek.com in the “Investor Relations” section under “Proxy Online.”

Voting Information

Who Can Vote: Voting rights are vested exclusively in holders of Magnetek’s common stock, par value $.01, who held stock as of the close of business on March 3, 2014 (the “Record Date”). As of the close of business on the Record Date, there were 3,334,525 shares of common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on any matter that properly comes before the stockholders at the Annual Meeting.

Quorum and Counting of Votes. To establish a quorum necessary to conduct business at the Annual Meeting, a majority of the outstanding shares of our common stock must be represented in person or by proxy. Votes may be cast in favor of the proposals, cast against the proposal (or withheld in the case of election of directors), or you may abstain from voting on a particular item, except with respect to the election of Directors. Votes withheld from the election of any Director will be excluded entirely from the vote and will have no effect on the election. Directors are elected by a plurality of the votes cast and shares may not be voted cumulatively for the election of Directors. A majority of the votes present and entitled to vote at the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014, to approve the advisory resolution on the compensation of Magnetek’s named executive officers and to approve the 2014 Stock Incentive Plan. The affirmative vote of a majority of the shares of our common stock outstanding as of the Record Date will be required to approve the amendment of Magnetek’s Restated Certificate of Incorporation to decrease the Company’s authorized common stock. Abstentions will be counted as present for purposes of establishing a quorum with respect to the item on which the abstention is noted and will have the effect of a negative vote.

Ways to Vote: Stockholders may vote in person at the Annual Meeting, by Proxy, by telephone or via the Internet. To vote by Proxy, simply mark the enclosed Proxy Card, date and sign it and return it in the postage-paid envelope provided. Doing so authorizes the individuals named as Proxy Holders on the Proxy Card to vote your shares according to your instructions. Proxy Cards that are signed and returned without voting instructions will be voted by the Proxy Holders in favor of each proposal. The Proxy Holders will vote at their discretion on other matters that properly come before the stockholders at the Annual Meeting. You may also vote via telephone or the Internet by simply following the instructions on the enclosed Proxy Card. If you need directions to the Annual Meeting location, please call the Company at (800) 288-8178.

Revocation of Proxy. At any time before the meeting, you may revoke your Proxy by (a) signing another Proxy Card with a later date and returning it prior to the meeting, (b) attending the meeting in person to cast your vote or (c) casting your vote via telephone or the Internet on a date later than the date on your Proxy Card.

Broker non-votes occur when shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. The broker or other intermediary is authorized to vote the shares on routine matters but may not vote on the election of Directors and on non-routine matters without the beneficial stockholder’s express authorization. The stockholder advisory vote concerning the compensation of our named executive officers and the vote to approve the 2014 Stock Incentive Plan are not considered routine matters. Therefore, your broker or other intermediary holder of your shares will not be permitted to vote your shares in the election of Directors or on such other proposals unless you provide voting instructions. Broker non-votes are counted for purposes of determining the presence of a quorum, but under Delaware law are not counted for purposes of determining the voting power present and therefore will not be counted in the vote on proposals 1, 3 and 5.

Proposal 3: Advisory Vote to Approve the Compensation of Magnetek’s Named Executive Officers. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking our stockholders to vote to approve, on an advisory (non‑binding) basis, the compensation of Magnetek’s named executive officers. We will hold an advisory vote on the compensation of Magnetek’s named executive officers on an annual basis until we hold an advisory vote of the stockholders on the frequency of such advisory vote as required by law. Detailed information about the advisory vote on the compensation of Magnetek’s named executive officers is provided in the section titled “Proposal No. 3” on pages 8 and 9 of this Proxy Statement.

Proposals. The following proposals will be submitted by the Company for a vote of the stockholders at this year’s Annual Meeting.

The Board of Directors recommends a vote “FOR” approval of the following advisory resolution: RESOLVED, that the stockholders of Magnetek approve, on an advisory basis, the compensation of Magnetek’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in this Proxy Statement.

Proposal 1: Election of Directors. Five of the current members of the Board of Directors are recommended for re-election to the Board and each has agreed to stand for re-election. If elected, each Director will serve a term expiring at the next Annual Meeting or until a successor is elected and qualified in the event that his service as a Director terminates prior to the next meeting of stockholders for some unforeseen reason. If unforeseen circumstances make it necessary for the Board of Directors to substitute another person in place of any of the below nominees, the Proxy Holders will vote shares cast in favor of that nominee for the substitute. Detailed information about each of the below-named nominees is provided in the section titled “Election of Board of Directors” on pages 4 to 6 of this Proxy Statement:

Proposal 4: Approval of the Amendment of Magnetek’s Restated Certificate of Incorporation to decrease authorized common stock. On November 30, 2011, following approval by our stockholders and Board, we filed an amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State to effect a 1‑for‑10 reverse stock split of our common stock (the “Reverse Stock Split”). The Reverse Stock Split was effective on December 5, 2011. As a result of the Reverse Stock Split, we currently have a wide discrepancy between the number of shares of common stock issued and outstanding and the number of authorized shares of common stock. Following discussions with certain institutional stockholders regarding the appropriate amount of authorized shares of our common stock and after careful consideration, the Board now recommends a decrease in our common stock authorized for issuance from 100,000,000 to 15,000,000. Although the authorized shares amendment would decrease the number of authorized shares of our common stock available for future corporate purposes, our Board has determined that an adequate number of authorized shares would be available upon adoption of the authorized shares amendment. The complete text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

David A. Bloss, Sr. Alan B. Levine Peter M. McCormick Mitchell I. Quain David P. Reiland

The Board of Directors recommends a vote “FOR” each of the nominees.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for the fiscal year 2014 from December 30, 2013 through December 28, 2014. The Board has ratified the appointment. This proposal is submitted to our stockholders to verify their approval of this selection. If the appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.

The Board of Directors recommends a vote “FOR” approval of the amendment of Magnetek’s Restated Certificate of Incorporation.

The Board of Directors recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2014.

Proposal 5: Approval of the 2014 Stock Incentive Plan. On February 27, 2014, the Board of Directors, upon proposal of the Compensation Committee, adopted the 2014 Stock Incentive Plan of Magnetek, Inc. (the “2014 Plan”), subject to stockholders’ approval at the 2014 Annual Meeting. The complete text of the proposed 2014 Plan is set forth in Appendix B to this Proxy Statement. The 2014 Plan would replace our 2004 Stock Incentive Plan (the “2004 Plan”), which was previously approved by our stockholders. Magnetek believes that incentives and stock-based awards motivate employees to focus on the objective of creating stockholder value and promoting the success of Magnetek. It also believes that incentive compensation plans like the proposed 2014 Plan are an important tool for attracting, retaining and motivating highly qualified employees.

must be submitted in writing to the Corporate Secretary at the address in the above paragraph on or before December 31, 2014 for consideration at the 2015 annual stockholders’ meeting and must comply with the other requirements for stockholder proposals and director nominations set forth in the Company’s Bylaws and Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines are published on its website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance.”

Costs of Solicitation. Magnetek will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. Solicitations may be made by mail, facsimile, e-mail, in person and by telephone. Officers, Directors and employees of Magnetek may help solicit proxies for no additional compensation. In addition, we have engaged D.F. King & Co., Inc. for a cost of approximately $9,000.00 plus reasonable out-of-pocket expenses to assist in the solicitation. Magnetek will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of Magnetek’s common stock for others to send Proxy materials to, and to obtain Proxies from, their principals, and Magnetek will reimburse them for reasonable expenses incurred in doing so upon request.

The Board of Directors recommends a vote “FOR” approval of the 2014 Stock Incentive Plan.

Stockholder Proposals. No proposals were submitted for inclusion in this Proxy Statement for the Annual Meeting or for consideration at the Annual Meeting.

Other Matters. Magnetek does not know of any business other than that described in the Notice of Annual Meeting and this Proxy Statement that will be presented for consideration or action by our stockholders at the Annual Meeting; however, any such other business that properly comes before the Annual Meeting will be voted on by the Proxy Holders in the manner deemed appropriate by the Board of Directors.

Delivery of Proxy Materials to Households. Pursuant to the rules of the SEC, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record, may deliver to multiple stockholders sharing the same address and have the same last name a single copy of the Company’s 2013 Annual Report and this Proxy Statement. This delivery method, called “householding,” reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2013 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify the Company of their requests by calling or writing the Corporate Secretary, at:

Submission of Stockholder Proposals for the 2015 Annual Meeting. We anticipate that next year’s annual stockholders’ meeting will take place on May 1, 2015. Any stockholder satisfying the requirements of the Securities and Exchange Commission (“SEC”) and wishing to submit a proposal to be included in the Proxy Statement for the 2015 annual stockholders’ meeting should submit the proposal in writing to the Corporate Secretary of Magnetek, Inc. at:

Magnetek, Inc. Attn: Corporate Secretary N49 W13650 Campbell Drive Menomonee Falls, Wisconsin 53051

Magnetek, Inc. Attn: Corporate Secretary N49 W13650 Campbell Drive Menomonee Falls, Wisconsin 53051 Telephone: (262) 703-3500

The proposal must be received on or before December 2, 2014, to be considered timely submitted for inclusion in the Proxy Statement for the 2015 annual stockholders’ meeting. Magnetek’s Proxy Holders reserve discretion to vote in the manner deemed appropriate by the Board of Directors with respect to timely filed proposals, provided that (1) Magnetek includes in its Proxy Statement for the 2015 annual stockholders’ meeting advice on the nature of the proposal and how Magnetek intends to exercise its voting discretion and (2) the proponent of such proposal does not issue a separate Proxy Statement in respect of that proposal. Proposals that are not timely submitted for inclusion in the Proxy Statement for the 2015 annual stockholders’ meeting in accordance with the above instructions and nominations for election of a director

Stockholders currently receiving multiple copies of the Company’s Annual Report and Proxy Statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same telephone number and address indicated above.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS
At the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the five Director candidates named below for re-election to the Board. Personal information on each of our Director candidates is provided below. The Board has determined that the following nominees for Director are independent under The Nasdaq Stock Market (“Nasdaq”) listing standards and the independence standards set forth in the Company’s Corporate Governance Guidelines: David A. Bloss, Alan B. Levine, Mitchell I. Quain and David A. Reiland. Peter M. McCormick is an employee of the Company and, as such, is not considered an “independent” director. Magnetek’s Corporate Governance Guidelines are published on our website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance,” and are available in print to any stockholder that requests a copy from the Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.
The Nominating and Corporate Governance Committee reviews and evaluates individual nominees (including stockholder nominees) for election to the Board, taking into account the composition and skills of the entire Board and the requirements of the Company with the view of selecting qualified nominees whose experience and background add value to the Board combined with the desirability of having a Board that represents diverse views and experience. Consideration is given to a potential candidate and nominee’s ability to contribute to the diversity of the education, industry background, skill sets, professional affiliations, leadership roles, age, character and domestic and global experience of the Board in accordance with the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee utilizes this matrix of experience and qualifications to develop criteria to select nominees. In addition to the unique qualifications and skills associated with our five Director candidates named below, the Nominating and Corporate Governance Committee considers all factors it deems relevant including that each nominee should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. The Nominating and Corporate Governance Committee considers all potential nominees on the merits without regard to the source of the recommendation. Before being nominated, director candidates are interviewed by members of the Nominating and Corporate Governance Committee. Additional interviews may include other members of the Board and representatives from the senior level of management.
All of our nominees currently serve as Directors. Other than Mr. McCormick, none of our Directors is currently employed by Magnetek. Each Director is elected for a term expiring at the next annual stockholders’ meeting of the Company or until a successor is qualified and elected in the event that his or her services as a Director terminate prior to the next annual stockholders’ meeting for some unforeseen reason. All of our nominee Directors have agreed to stand for re‑election.

David A. Bloss, Sr. has served on the Board since April 2008. He currently serves on the Audit, Nominating and Corporate Governance and Retirement Plan Committees, and serves as the Chairman of the Compensation Committee. Mr. Bloss retired as director and Chairman of the Board of CIRCOR International, Inc., a fluid control valve manufacturer, effective March 1, 2009. He retired as CIRCOR’s Chief Executive Officer in 2008, a position he held since 1999, when CIRCOR was spun off from Watts Industries, Inc. Prior to joining Watts, Mr. Bloss served as President of the superabrasives division of Norton Company and as Director of Corporate Planning and Development for Cooper Industries. He also held positions at Clark Equipment Company and Price Waterhouse & Co. Mr. Bloss’ career and experience as a CEO and President of manufacturing companies combined with extensive corporate planning, mergers and acquisitions and business integration skills allow him to provide the Board with extensive insights into a variety of corporate issues and challenges. Mr. Bloss serves on the board of Xerium Technologies, Inc., a manufacturer of consumable products for industrial applications and is currently a member of the Indiana University South Bend Chancellor’s Advisory Board.

David A. Bloss, Sr. (63) Chairman, Compensation Committee; Member, Audit, Nominating and Corporate Governance and Retirement Plan Committees

Alan B. Levine has served on the Board since August 2011. He currently serves on the Nominating and Corporate Governance, Compensation and Retirement Plan Committees, and serves as Chairman of the Audit Committee. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. from 2001 to 2002 and Chief Financial Officer and Treasurer of Marathon Technologies Corporation from 1998 to 2001. He was also a member of the Board of Directors and Audit Committee Chair of MCK Communications before the company’s merger in November 2003. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was a Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. From January 2007 until July 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admissions Council. He is a former Director and Audit Committee Chair of Nextera Enterprises Inc. Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former partner with Ernst & Young LLP and former certified public accountant, as well as a former chief financial officer. This knowledge and experience gives Mr. Levine a perspective and depth of business, accounting and financial expertise such that he is able to provide the Board with an understanding of the technical issues management confronts and to serve as a resource for management. Mr. Levine serves on the board of RBC Bearings Incorporated, a manufacturer of bearings, and Dynasil Corporation of America, a company that specializes in the development and manufacture of detection, sensing and analysis technology, precision instruments and optical components.

Alan B. Levine (70) Chairman, Audit Committee; Member, Compensation, Nominating and Corporate Governance and Retirement Plan Committees

Peter M. McCormick has served on the Board since August 2011, and since October 2008 serves as President and Chief Executive Officer of the Company. Mr. McCormick was Magnetek’s Executive Vice President and Chief Operating Officer from 2006 to 2008. From 2002 to 2006, he was Executive Vice President and General Manager of Magnetek’s Power Controls Group, overseeing the Company’s motion control systems for cranes and hoists, elevator drive systems, mining equipment drives and alternative energy power conversion systems. Mr. McCormick joined Magnetek in 1993 from Square-D Corporation, a diversified electrical manufacturing and supply company, where he held increasingly responsible management positions in engineering, marketing and business development from 1984 to 1993. Mr. McCormick provides the Board with extensive knowledge of the details of our Company and its employees as well as front‑line experience of running our Company. Mr. McCormick serves on the board of the Metropolitan Milwaukee Association of Commerce.

.

Peter M. McCormick (53) President and Chief Executive Officer

Mitchell I. Quain has served as Chairman of the Board since October 2006, and has served on the Board since 1999. He currently serves on the Compensation, Audit and Retirement Plan Committees, and serves as the Chairman of the Nominating and Corporate Governance Committee. Mr. Quain serves as a Senior Advisor at The Carlyle Group, a private investment firm. During 2011, he was a Partner of One Equity Partners LLC, a private equity investment firm. From 2008 to 2010, he was a Managing Director of ACI Capital Co., LLC, a private equity firm. From 2001 to 2003, he served as Vice Chairman of Investment Banking at ABN AMRO, a global full service wholesale and retail bank. Prior to that, he served as Global Head of Industrial Manufacturing and of its banking business. From early 1997 until its acquisition by ING Barings, Mr. Quain was an Executive Vice President and a member of the Board of Directors and of the Management Committee of Furman Selz, an international financial services and investment banking firm. Prior to joining Furman Selz, Mr. Quain was a Partner with Wertheim & Company, Inc., an investor relations and communications company. He is a former Director of Heico Corporation and Handy & Harman Ltd. Mr. Quain’s qualifications as a certified financial analyst, and extensive investment management experience combined with industrial manufacturing expertise provides a unique resource to the Board with his understanding of the operational, financial and strategic issues the Company faces. Mr. Quain serves on the boards of Astro‑Med, Inc., a manufacturer of printers and data acquisition systems, Hardinge Inc., a machine tool manufacturer and RBC Bearings Incorporated, a manufacturer of bearings.

Mitchell I. Quain (62) Chairman, Board of Directors; Chairman, Nominating and Corporate Governance Committee; Member, Audit, Compensation and Retirement Plan Committees

David P. Reiland has served on the Board since December 2006, and currently serves as the Chairman of the Retirement Plan Committee. Mr. Reiland was President and CEO of Magnetek from October 2006 to October 2008. He served as Executive Vice President of the Company from 2001 to 2006 and as Chief Financial Officer from 1988 to 2006. He was Controller of the Company from 1986 to 1993 and was Vice President, Finance from 1987 to 1989. Mr. Reiland provides the Board with a specialized and detailed understanding of our Company’s history and operations in addition to his expertise in financial restructuring and public financial transactions. Mr. Reiland serves as Chairman of the Board of Broadwind Energy, Inc., a supplier of products and services to wind and other energy-related industries.

David P. Reiland (60) Chairman, Retirement Plan Committee

Election of Directors
Directors are elected by a plurality of the votes cast.
The Board of Directors recommends that stockholders vote “FOR” the election of the director nominees named above.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for fiscal year 2014 from December 30, 2013 through December 28, 2014. The Board has ratified the appointment. This proposal is submitted to the stockholders to verify their approval of this selection. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will be available to answer stockholders’ questions and have the opportunity to make a statement if the representative wishes to do so.
Fees Paid to Ernst & Young LLP
The following table shows the aggregate fees billed to Magnetek for the fiscal year 2013, the fiscal year 2012 and the six month transition period from July 4, 2011 through January 1, 2012 (the “Transition Period”) by Ernst & Young LLP, the Company’s independent registered public accounting firm. All of the fees were approved by the Audit Committee in accordance with the pre-approval policy described below.

Services Performed	Fiscal Year 2013	Fiscal Year 2012	Transition Period 2011
Audit Fees (1)	$289,000	$280,000	$231,000
Audit Related Fees (2)	$0	$0	$0
Tax Fees (3)	$0	$0	$0
All Other Fees (4)	$0	$54,090	$0
	$289,000	$334,090	$231,000

(1)
Includes fees billed for professional services rendered for the audits of the Company’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services in connection with statutory and regulatory filings or engagements.

(2)
Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting.

(3)	Includes fees billed for tax compliance and tax advice.

(4)	Includes fees billed for litigation support.

Independence of Registered Public Accounting Firm
The Audit Committee reviews annually a formal written statement from the independent registered public accounting firm disclosing all relationships between it and the Company, consistent with the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee reviews and discusses whether non-audit services approved pursuant to the pre-approval procedure outlined below are compatible with maintaining independence. The Audit Committee determined that the performance of services described above other than audit services is compatible with maintaining the independence of Ernst & Young LLP.
Pre-Approval Policy
The Audit Committee has adopted a formal pre-approval policy for all services provided by the Company’s independent registered public accounting firm. The policy is reviewed annually by the Audit Committee and modified, if appropriate, in accordance with, among other things, SEC rules and regulations. The policy combines the two approaches established by the SEC for pre-approving audit and non-audit services: (1) providing for pre-approval without consideration of specific pre-approved services, and (2) requiring explicit consideration and pre-approval of all other services to be provided by the independent registered public accounting firm and of any services exceeding pre-approved budgets. For both categories of services, the Audit Committee considers whether the proposed services are consistent with the SEC’s rules on auditor independence. The Audit Committee reviews and pre-approves annually the list of services subject to pre-approval and all requests or applications for such services are submitted to the Company’s Controller along with a detailed description of the services to be rendered. The Controller verifies whether a service is included within or excluded from the detailed description of services pre-approved by the Audit Committee and the Audit Committee is then timely informed of any such services rendered by the independent registered public accounting firm. Requests or applications to provide services that require specific approval of the Audit Committee are jointly submitted to the committee by the independent registered public accounting firm and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated Magnetek’s internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with this policy. The Company’s internal auditor reports to the Audit Committee on a periodic basis on the results of the monitoring. Both the internal auditor and management will immediately report to the Chairman of the Audit Committee any breach of this policy that comes to their attention. The Audit Committee reviews the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent registered public accounting firm’s services.

The Audit Committee expects all of the work of the independent registered public accounting firm for fiscal year 2014 from December 30, 2013 through December 28, 2014 to be approved in accordance with the above policies and procedures.
Stockholder Approval Requirement
Approval and ratification of the appointment of Ernst & Young LLP as Magnetek’s independent registered public accounting firm for fiscal year 2014 will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting either in person or by proxy.
The Board of Directors recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2014.
PROPOSAL NO. 3
ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act requires that we ask our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of Magnetek’s named executive officers. The Dodd-Frank Act also requires that we ask stockholders to cast an advisory vote on how often we should include an advisory vote on executive compensation in proxy material for future stockholder meetings where compensation disclosure is required. At our November 9, 2011 annual stockholders’ meeting, our stockholders approved an advisory resolution that the stockholders shall be given the opportunity to cast an advisory vote regarding the compensation of Magnetek’s named executive officers on an annual basis. Following the 2011 annual stockholders’ meeting, our Board of Directors determined to hold the advisory vote on executive compensation annually until the next stockholders’ vote on the frequency of such advisory vote as required by law. For a comprehensive description of our executive compensation program, please refer to the Compensation Discussion and Analysis, and the accompanying tables and narrative, beginning on page 29 of this Proxy Statement.
As discussed in more detail in our Compensation Discussion and Analysis and the accompanying tables and narrative, we believe that Magnetek’s executive compensation programs have been effective in incenting the achievement of our positive results. Our Compensation Committee has designed the compensation packages for Magnetek’s executive officers to significantly depend on the achievement of Magnetek’s performance goals that the Compensation Committee believes drive long‑term stockholder value. In establishing compensation plans, the Compensation Committee regularly reviews the performance of our executives and all components of their compensation as well as salary survey data in order to confirm that our compensation programs are comparable to the companies in our Compensation Comparator Group. Furthermore, the Compensation Committee reviews the results of the previous annual stockholders’ advisory vote on Magnetek’s executive compensation. At the 2013 annual stockholders’ meeting, a substantial majority (94.6%) of our stockholders who voted on the proposal approved our executive compensation as described in the 2013 proxy statement.
The Board of Directors recognizes that executive compensation decisions are made annually and holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback from our stockholders. Stockholders should note, however, that because the advisory vote on executive compensation will occur after the beginning of the compensation year, in many cases, it may not be appropriate or feasible to change our executive compensation program in connection with a particular year’s advisory vote on executive compensation.
The Board strongly endorses Magnetek’s executive compensation program and recommends to our stockholders to indicate their support for our named executive officers compensation as described in this Proxy Statement. This Proposal No. 3 gives you as a stockholder the opportunity to express your views regarding our fiscal year 2013 executive compensation policies and procedures for named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement.
Stockholder Approval Requirement
Approval of the advisory vote as described in Proposal No. 3 will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting either in person or by proxy.
The Board of Directors recommends that stockholders vote “FOR” the following advisory resolution:
RESOLVED, that the stockholders of Magnetek approve, on an advisory basis, the compensation of Magnetek’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in this Proxy Statement.
Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote and consider the outcome when making future decisions concerning our executive compensation program.
PROPOSAL NO. 4
APPROVAL OF THE AMENDMENT OF MAGNETEK’S RESTATED CERTIFICATE OF INCORPORATION TO DECREASE AUTHORIZED COMMON STOCK
The Board has adopted and is submitting for stockholder approval an amendment to Magnetek’s Restated Certificate of Incorporation, as amended, to decrease the number of shares of our common stock authorized for issuance from 100,000,000 to 15,000,000 (the “Authorized Shares Amendment”). The form of the proposed Authorized Shares Amendment is attached as Appendix A to this Proxy Statement.
Background and Reason for Reduction
On November 30, 2011, following approval by our stockholders and Board, we filed an amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State to effect a 1‑for‑10 reverse stock split of our common stock (the “Reverse Stock Split”). The Reverse Stock Split was effective on December 5, 2011. As a result of the Reverse Stock Split, we currently have a wide discrepancy between the number of shares of common stock issued and outstanding and the number of authorized shares of common stock. Following discussions with certain institutional stockholders regarding the appropriate amount of authorized shares of our common stock and after careful consideration, the Board now recommends a decrease in our common stock authorized for issuance from 100,000,000 to 15,000,000.
Current Capital Structure
As of March 3, 2014, we were authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share, of which 3,331,331 shares were issued and outstanding. In addition, we had approximately 158,501 shares reserved for issuance under our existing equity incentive plans, which were previously approved by stockholders, and an additional 190,000 shares will be reserved for issuance under our 2014 Stock Incentive Plan if our stockholders approve Proposal No. 5 included in this Proxy Statement. Accordingly, even if the 2014 Stock Incentive Plan is not approved, approximately 158,501 of our 100,000,000 authorized shares will still be available for future issuance. At present, we do not have any plans or arrangements to issue additional shares of common stock other than shares currently reserved for issuance under our existing equity incentive plans.
Effect of the Proposed Amendment
The Authorized Shares Amendment would decrease the total number of authorized shares of our common stock by 85,000,000 shares, to 15,000,000 shares. The Authorized Shares Amendment would not change any of the current rights and privileges of our common stock or its par value and would not impact the total authorized number of shares of our preferred stock or the rights and privileges or par value of our preferred stock. Although the Authorized Shares Amendment would not limit our ability to use shares of our common stock for future corporate purposes (including, but not limited to, paying future stock dividends, raising capital through common stock offerings, funding future employee benefit plan obligations and issuing common stock in acquisitions or other strategic transactions), it would decrease the number of authorized shares available for such purposes.
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment, and we will not independently provide our stockholders with any such rights.
Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

If approved by stockholders, the Authorized Shares Amendment will become effective upon filing with the Delaware Secretary of State, which filing we expect to make promptly after receiving the approval of our stockholders.
Stockholder Approval Requirement
The affirmative vote of a majority of the shares of our common stock outstanding on the record date will be required to approve the Authorized Shares Amendment. Accordingly, abstentions and “broker non‑votes” will have the same effect as a vote against the proposal.
Recommendation of the Board
Although the Authorized Shares Amendment would decrease the number of authorized shares of our common stock available for future corporate purposes, our Board has determined that an adequate number of authorized shares would be available upon adoption of the Authorized Shares Amendment.
The Board of Directors recommends that stockholders vote “FOR” the Amendment of Magnetek’s Restated Certificate of Incorporation to decrease authorized common stock.
PROPOSAL NO. 5
APPROVAL OF THE 2014 STOCK INCENTIVE PLAN
Upon the recommendation of our Compensation Committee (the “Committee”), the Board of Directors has approved the 2014 Stock Incentive Plan (the “Plan”) and recommended the Plan for approval by the stockholders. The Plan is being proposed for stockholder approval in order for us to make options, restricted stock, restricted stock units, stock appreciation rights and incentive bonuses available for grants to our employees. The Plan will not be implemented unless stockholder approval is received.
The Plan is designed to enable the Company to attract, retain and motivate its officers, employees and consultants and to further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.
The Company currently maintains the 2004 Stock Incentive Plan of Magnetek, Inc. (the “2004 Plan”) which is scheduled to expire on October 27, 2014. If the Plan receives stockholder approval, no further grants will be made out of the 2004 Plan.
In adopting the proposed amendment and requesting stockholder approval, the Committee considered the Company’s historical grant practices and current and future dilution levels as well as current market practices. Towers Watson, the Company’s independent compensation consultant, assisted in this assessment.
The complete text of the Plan is set forth as Appendix B to this Proxy Statement. The following summary of the material features of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix B.
Common Stock Subject to the Plan
The Plan provides for the grant of nonqualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights (SARs) and incentive bonuses to officers, employees and consultants designated by the Committee or the Board of Directors. Under the Plan, the maximum number of shares which may be issued, subject to adjustment as described below, is 190,000 shares of common stock. No employee will be eligible to receive options and SARs for more than an aggregate of 45,000 shares during any calendar year period, subject to adjustment as described below. The aggregate number of shares of restricted stock, plus the number of restricted stock units granted to any one employee during any calendar year is limited to 30,000, subject to adjustment as described below and excluding any time-based vested awards. The maximum number of shares that will be delivered through the exercise of incentive stock options granted under the plan will be 190,000 shares, subject to adjustment as described below.
For purposes of computing how many shares remain available for awards under the Plan, each share issued in connection with awards other than options and SARs are counted against the limit set forth above as 1.5 shares for every one share issued in connection with such award. Any share issued in connection with the exercise of an option or a SAR is counted against the number of shares available for grant as one share. For purposes of determining the maximum number of share available for issuance under the Plan, any shares which have been issued as restricted stock which are forfeited are not considered to have been issued and, upon the exercise of a SAR or option granted under the plan, the full number of SARs or options exercised shall be treated as shares issued under the Plan.

Administration
The Plan will be administered by the Committee. The Board of Directors will fill vacancies on and from time to time may remove or add members to the Committee, and the Committee will be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934 and to permit grants of performance-based compensation under the plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any other statutory rule or regulatory requirements, unless otherwise determined by the Board of Directors.
Subject to the express provisions of the Plan, the Committee has authority to administer and interpret the Plan, including the authority to determine who is eligible to participate in the Plan and to whom and when, awards are granted under the Plan, to grant awards, to determine the number of shares of common stock subject to awards and the exercise or purchase price of such shares under an award, to establish and verify the extent of satisfaction of any performance criteria applicable to awards, to prescribe and amend the terms of the agreements evidencing awards made under the Plan, and to make other determinations deemed necessary or advisable for the administration of the Plan. While the Committee has the discretion to determine the type of awards granted, the Plan limits the number of shares that may be subject to options and/or SARs granted to any person during any calendar year to 45,000 and the number of shares that may be subject to restricted stock and restricted stock units granted to any person during any calendar year to 30,000. A decision of the Committee with regard to any of these matters is conclusive and binding.
Eligibility
Participants under the Plan are limited to our officers, employees and consultants. In determining the officers, employees or consultants to whom awards will be granted and the number of shares to be covered by each award, the Committee may take into account the nature of the services rendered by the respective officers, employees and consultants, their present and potential contributions to our success and such other factors as the Committee may deem relevant. We estimate that approximately 323 persons are eligible to participate in the Plan, which includes six executive officers.
Awards Granted Under the Plan
As of the date of this proxy statement, no awards have been granted under the Plan.
General Terms and Conditions of Awards
Nonqualified Stock Options. The Committee may grant nonqualified stock options under the Plan which do not meet the requirements of Section 422 of the Code and which will be subject to the following terms and conditions. The option exercise price per share will be determined by the Committee but will not be less than 100% of the “fair market value” of the common stock on the date of grant of such option. The term “fair market value” means the closing market price for the common stock on the date of grant. The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Company shares of common stock or by a reduction in the number of shares issuable pursuant to such option. Every option which has not been exercised within ten years of its date of grant will lapse upon the expiration of the ten year period, unless it has lapsed at an earlier date as determined by the Committee.
During the lifetime of a participant, options granted to that participant under the Plan generally will be nontransferable and exercisable only by the participant. However, the Committee may grant options that are transferable by participants to immediate family members, trusts for their benefit or the benefit of their immediate family members, or partnerships in which their immediate family members are the only partners. A participant will have the right to transfer any options granted to such participant upon such participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributees will be subject to the terms and conditions of the Plan to the same extent as such terms and conditions would apply to the participant if still alive.
Incentive Stock Options. The Committee may grant incentive stock options under the Plan which meet the requirements of Section 422 of the Code. All incentive stock options, except for the provisions described in this paragraph, will be subject to the same terms and conditions as described under “General Terms and Conditions of Awards - Non Qualified Stock Options.” Under the Plan, the aggregate fair market value, determined at the time the option is granted, of the common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under the plan and any other incentive stock option plans may not exceed $100,000, or any other limit as may be prescribed by the Code from time to time.
SARs. The Committee may grant SARs under the Plan. The grant value of each SAR granted under the Plan will be determined by the Committee and will be equal to or greater than the closing market price of a share of common stock on the date of grant of such SAR. A SAR will entitle a participant to receive cash, shares of common stock or a combination of cash and shares of common stock with a value equal to the excess of the market price of one share of common stock at the time of exercise over the grant value of the SAR.
Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of SARs, the events causing a SAR to expire, the number of shares subject to any SAR, the restrictions on transferability of a SAR, and such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.
Every SAR which has not been exercised within ten years of its date of grant will lapse upon the expiration of the ten year period, unless it has lapsed at an earlier date as determined by the Committee.
Restricted Stock And Restricted Stock Units. The Committee may grant restricted stock or restricted stock units under the Plan. Restricted stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered during a restricted period determined by the Committee. If the employment of an employee holding restricted stock terminates during this restricted period, generally the stock will be forfeited.
The Committee shall determine the conditions under which restricted stock or restricted stock units shall vest, including the satisfaction of performance criteria or the continuation of employment or services for the Company. The Committee may set vesting conditions based upon the achievement of specific performance objectives, the continued employment of a participant, or both. For purposes of qualifying restricted stock or restricted stock units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of qualifying performance criteria, as described below. In such event, the qualifying performance criteria shall be set by the Committee on or before the latest date permissible to enable the restricted stock or restricted stock units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the restricted stock or restricted stock units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before the restricted period shall end or the restricted stock units are paid.
Except as otherwise determined by the Committee at the time of grant, shares of common stock shall be distributed to the participant in respect of restricted stock units as of the vesting date. If determined by the Committee at the time of grant, restricted stock units may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive.
A participant holding restricted stock units will have no rights as a stockholder with respect to the shares of common stock distributable with respect to such restricted stock units until shares are distributed to the participant. Unless otherwise provided by the Committee, each participant who holds restricted stock units shall not be entitled to receive any dividends, dividend equivalents or other distributions paid with respect to shares of common stock. A participant who holds restricted stock shall be entitled to receive all dividends and other distributions paid with respect to the restricted stock, if any, until the restricted stock is forfeited or otherwise transferred back to the Company.
Notwithstanding satisfaction of any performance criteria, awards of restricted stock or restricted stock units may be reduced as determined by the Committee.
Incentive Bonuses
The Committee may grant incentive bonuses under the Plan. Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement of performance criteria established for a performance period of one year or greater. The terms of any grant of an incentive bonus shall be confirmed by the execution of an incentive bonus agreement.
The Plan authorizes the grant of incentive bonuses pursuant to which a participant may become entitled to receive an amount payable in cash, stock or a combination thereof, on satisfaction of such performance criteria as are specified by the Committee. For purposes of qualifying incentive bonuses as “performance-based” compensation under Section 162(m) of the Code, the Committee may set performance criteria based upon the business measurements described below under “Qualifying Performance Criteria.” Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any incentive bonus, including the amount payable to a participant as an incentive bonus, the performance criteria and level of achievement versus the criteria that determine the amount payable under an incentive bonus, the period as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, forfeiture provisions, and such further terms and conditions, in each case not inconsistent with the Plan, as the Committee may determine from time to time. Notwithstanding satisfaction of any performance criteria, the amount paid under an incentive bonus may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion may determine.
Qualifying Performance Criteria
Section 162(m) of the Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or its three most highly paid executive officers (other than the chief executive officer or the chief financial officer) unless such payments are “performance-based” as defined in that section. One of the requirements for compensation to be “performance-based” under Section 162(m) is that the Company must obtain stockholder approval of the material terms of the qualifying performance criteria for such compensation. The material terms which the stockholders approve constitute the framework within which the actual performance criteria are set by the Committee.
Accordingly, to enable us to receive tax deductions for compensation earned by our chief executive officer and other executive officers under grants of performance-based restricted stock or restricted stock units, and incentive bonuses under the Plan, the Board of Directors is requesting stockholder approval of the material terms of the qualifying performance criteria for those types of awards.
Subject to stockholder approval, the qualifying performance criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award:

•	Cash flow

•	Earnings per share

•	EBITDA (earnings before interest, taxes, depreciation and amortization)

•	Adjusted EBITDA (operating profit adjusted to exclude non-cash expenses of depreciation, amortization, pension expense, stock compensation expense and management incentive plan provisions)

•	Return on equity

•	Total stockholder return

•	Return on capital

•	Return on assets or net assets

•	Revenue or sales

•	Income or net income

•	Operating income or net operating income

•	Operating profit or net operating profit

•	Operating margin

•	Return on operating revenue

•	Market share

•	Overhead or other expense reduction

•	Share price

•	Average working capital as a percentage of sales

•	Required pension contributions

The Committee may specify any reasonable definition of the above criteria at the time it sets the goals for an award. If approved by the stockholders, this proposal would not limit our right to award or pay other forms of equity incentives under the Plan to the Company’s executive officers that are not performance-based, including restricted stock and restricted stock units that vest based upon the continued employment of a participant.

Corporate Transactions or Change in Control
In the event of the consummation of a merger, consolidation or reorganization of the Company in which the Company is not the survivor or in which the Company’s common stock ceases to be publicly traded, the Committee may substitute on an equitable basis an appropriate number of shares of the surviving or related corporation for each outstanding or unexercised award under the Plan or cancel all such awards and pay the participant an amount of cash and/or stock as determined by the Committee under the Plan.
Under the Plan, in order for an award to vest in connection with a Change in Control, the participant holding such award generally must suffer a termination of employment, such that the awards vest upon a “double trigger.” Except as otherwise determined by the Committee, or except where a participant’s entitlement to an award is subject to qualifying performance criteria, if a participant’s employment is involuntarily terminated without cause or is voluntarily terminated for good reason within twelve months following a Change in Control, all awards will become fully vested and exercisable. In the case of an award under which a participant’s entitlement to the award is subject to the achievement of qualifying performance criteria, except as otherwise determined by the Committee, upon the occurrence of a Change in Control, the participant shall be deemed to have satisfied the qualifying performance criteria and the award will continue to vest based upon the time-based service vesting criteria, if any. For awards described in the preceding sentence that are assumed or maintained by the acquiring or surviving company following a Change in Control, except as otherwise determined by the Committee, upon a participant’s involuntary termination of employment without cause or a voluntary termination of the participant’s employment for good reason within twelve months following a Change in Control, the time-based service vesting criteria will be deemed satisfied at the time of such termination. Other than as specifically described above, following a Change in Control, awards shall continue to be subject to any time-based vesting criteria or forfeiture provisions to which such awards were subject prior to the Change in Control.
The term “Change in Control” means the first to occur of any of the following:

(1)	the merger or consolidation of the Company with or into another corporation;

(2)	the acquisition, directly or indirectly, by another corporation, person or group, of all or substantially all of the Company’s assets or 40% or more of the Company’s then outstanding voting stock;

(3)	the liquidation or dissolution of the Company; or

(4)
during any period of 12 consecutive months, individuals who at the beginning of such 12-month period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, provided, however, that a Change in Control will not be deemed to have occurred in respect of a merger in which (x) the Company is the surviving corporation, (y) no person or group acquires, directly or indirectly, 40% or more of the Company’s outstanding voting stock and (z) the shares outstanding prior to the merger remain outstanding thereafter; and provided further, that a merger or consolidation will not be considered a Change in Control if such transaction results only in the reincorporation of the Company in another jurisdiction or its restructuring into holding company form.

The term “good reason” means:

(1)	a material diminution in a participant’s authority or duties;

(2)	a material reduction in a participant’s base salary (excluding, however, any reduction made in connection with, and proportionate to, a Company-wide reduction); or

(3)	a material change in a participant’s location of employment (excluding any required relocation within a 50-mile radius of such location of employment);

provided, however, that the participant has given notice of the existence of the good reason condition within 90 days of its occurrence, and the Company has been given at least 30 days to remedy the condition and has failed to do so.

Termination of Employment
Options and SARs. The following will apply to employees holding options or SARs upon termination of employment unless determined otherwise by the Committee at the time of grant. In the event an employee’s employment terminates due to disability or death, the employee or certain designated persons in the case of the employee’s death, will have one year from the date of termination to exercise any option or SAR granted under the Plan to the extent the employee had the right to exercise the option or SAR on the date of termination. If an employee’s employment is terminated for “cause,” any option or SAR granted to that employee under the Plan that had not been exercised prior to termination will lapse immediately upon termination of employment. If an employee’s employment is terminated for any reason not described above, other than for cause, then any option or SAR granted to such employee shall be exercisable for a period of three months following the date of termination in the case of an employee who was not an executive officer at the time of grant or a period of one year for an employee who was an executive officer at the time of grant. A termination of employment for “cause” means:

(1)	a conviction of a felony or misdemeanor involving moral turpitude; or

(2)	willful gross neglect or willful gross misconduct in carrying out the Officer’s duties, resulting in material economic harm to the Company or any successor.

Restricted Stock and Restricted Stock Units. Unless determined otherwise by the Committee at grant, if a participant ceases to be an employee for any reason, all restricted stock and unvested restricted stock units held by such participant will be forfeited.
Adjustment in Event of Capital Changes
The Plan provides that the Committee may make adjustments to the total number of shares authorized for issuance under the Plan, the number of shares subject to each outstanding option, the number of shares of restricted stock then held by each participant, the number of shares to which an outstanding SAR relates, the number of shares to which each outstanding award of restricted stock relates, the exercise price applicable to each option, the grant value of each SAR, and the other limitations described above under “Common Stock Subject to the Plan” in the event of any change in our capitalization, including stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or similar transactions.
Duration and Amendment of the Plan
No awards may be granted pursuant to the Plan after the ten-year anniversary of the effective date of the Plan. Except to the extent stockholder approval or participant consent is required, the Board of Directors may amend, modify or terminate the Plan.
Except as described below, the Committee may amend, modify or terminate an outstanding award. The Committee may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant. In addition, the Committee may not reduce the exercise price of any outstanding option or SAR whether through amendment, cancellation or replacement grants, or any other means without stockholder approval, except in the event of a corporate transaction involving the Company as described under “Corporate Transactions or Change in Control” and “Adjustment in Event of Capital Changes.”
Federal Income Tax Consequences
The following is a summary of U.S. federal income tax consequences relating to awards granted under the Plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the Plan, including state, local or foreign tax consequences.
Nonqualified Stock Options. A participant will not be deemed to have received taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the excess of the fair market value of the common stock received on the date of exercise over the option price.
Upon the exercise of a nonqualified stock option, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant as a result of such exercise. This deduction will be available to us in the tax year in which the participant recognizes the income.

The income arising from a participant who is an employee exercising a nonqualified stock option will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of a nonqualified stock option will be the option exercise price paid plus the amount recognized by the participant as taxable income attributable to such shares as a result of the exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date of exercise.
Incentive Stock Options. Participants will not be deemed to recognize taxable income upon the grant or exercise of an incentive stock option. If a participant makes no disqualifying disposition of the common stock received upon exercise within the one year period beginning after the transfer of such common stock to the participant nor within two years from the date of grant of the incentive stock option, and if the participant at all times from the date of the grant of the incentive stock option to a date three months before the date of exercise has been an employee of ours, any gain recognized on the disposition of the common stock acquired upon exercise will be long-term capital gain. The difference between the fair market value of the common stock at the time of exercise and the exercise price will, however, be an item of tax preference, and may subject a participant to the alternative minimum tax. We will not be entitled to any deduction with respect to the grant or exercise of the incentive stock option or the transfer of common stock acquired upon exercise.
If the participant makes a disqualifying disposition of the common stock before the expiration of the one or two year holding periods described above, the participant will be deemed to have received taxable ordinary income at the time of such disposition to the extent that the fair market value of the common stock at the time of exercise, or, if less, the amount realized on such disposition, exceeds the exercise price. To the extent that the amount realized on such disposition exceeds the fair market value of the common stock at the time of exercise, such excess will be taxed as capital gain if the common stock is otherwise a capital asset in the hands of the participant. To the extent the participant recognizes ordinary income on a disqualifying disposition of the common stock, we may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant.
SARS. A participant will not be deemed to have received taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received, and we will ordinarily be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise.
The income arising from a participant who is an employee exercising an SAR will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock or cash to be issued or paid until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of an SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.
Restricted Stock. The federal income tax consequences of the issuance of restricted stock will depend upon whether the participant elects to be taxed at the time of grant of the restricted stock under Section 83(b) of the Code. If no election is made, the participant will not be deemed to have received taxable income upon the grant of restricted stock, but rather recognition of income will be postponed until such time as the restrictions on the shares of restricted stock lapse. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the restricted stock when the restrictions lapse. If a Section 83(b) election is made, the participant will be deemed to have received taxable ordinary income at the time of the grant of the restricted stock equal to the fair market value of the shares of restricted stock at that time determined without regard to any of the restrictions on the shares, and the participant will not recognize ordinary income on the lapse of the restrictions.
We will ordinarily be entitled to a deduction for federal income tax purposes in the taxable year in which the participant recognizes any ordinary income as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. The amount of the deduction will equal the amount of ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of any shares received will equal the amount recognized by the participant as taxable income attributable to such shares as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. For purposes of determining the holding period of any such shares, there will be included only the period beginning at the time the restrictions lapse or, if a Section 83(b) election is made, at the time of grant.
Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.
Transferability of Awards
Generally, awards granted under the Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred for value in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Committee may permit an award to be transferable to a member or members of the participant’s family or to entities owned or established for the benefit of a participant’s family.
Plan Benefits
We cannot determine how many eligible employees will participate in the Plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be issued under the Plan.
While not necessarily indicative of the types or amounts of future awards, the following table sets forth the awards and the dollar value of the awards granted under the 2004 Plan during fiscal year 2013 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non‑executive directors as a group, and (iv) all non-executive officer employees as a group.

Name	Restricted Stock/ RSUs	Dollar Value of Restricted Stock/ RSUs(1)	Options	Dollar Value of Options(1)
Peter M. McCormick	22,024	$277,502	—	—
President & Chief Executive Officer
Marty J. Schwenner	11,508	$145,001	—	—
Vice President & Chief Financial Officer
Scott S. Cramer	7,396	$93,190	—	—
Vice President, General Counsel & Corporate Secretary
Hungsun S. Hui	6,310	$79,506	—	—
Vice President, Operations
Michael J. Stauber	4,826	$60,808	—	—
Vice President, Corporate Controller & Chief Accounting Officer
All Executive Officers as a Group	52,064	$656,006	—	—
All Non-Executive Directors as a Group	—	—	—	—
All Non-Executive Officer Employees
as a Group	14,258	$179,651	—	—

(1)	The grant date fair market value of stock and option awards granted in fiscal year 2013 that are reported in this column have been computed in accordance with FASB ASC Topic 718.

Market Value
On March 3, 2014, the closing sales price of the common stock on the NASDAQ Global Select Market was $24.13 per share.

Equity Compensation Plan Information
The following table sets forth information as of the end of fiscal year 2013 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights at the end of fiscal year 2013	Weighted-average exercise price of outstanding options, warrants and rights at the end of fiscal year 2013($)	Number of securities remaining available for future issuance under equity compensation plans at the end of fiscal year 2013 (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	147,485	$28.22	158,501
Equity compensation plans not approved by security holders	—	—	—
Total	147,485	$28.22	158,501

Stockholder Approval Requirement
Approval of the Plan will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting either in person or by proxy.
The Board of Directors recommends that stockholders vote “FOR” the 2014 Stock Incentive Plan.

CORPORATE GOVERNANCE PRINCIPLES
Magnetek’s Board of Directors and management are committed to operating the Company in accordance with its long-standing governance principles and sound business practices. This fundamental framework provides the foundation from which the Board and management pursue long-term strategic objectives aligned with the interests of the Company’s stockholders. Magnetek’s corporate governance principles are reviewed annually by the Nominating and Corporate Governance Committee and any proposed changes are discussed with and recommended to the full Board for approval. Magnetek’s Corporate Governance Guidelines are published on its website at www.magnetek.com in the “Investor Relations” section, under “Corporate Governance” and under “Board Guidelines,” and are available in print to any stockholder that requests a copy from the Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.
Board Composition and Independence
Magnetek’s Board of Directors currently consists of five members, each of whom is subject to election by the Company’s stockholders to serve a term until the next annual stockholders’ meeting, absent any unforeseen circumstances. During fiscal year 2013, Magnetek’s Board of Directors consisted of six members until the effective date of Ms. Yon Y. Jorden’s resignation from the Board effective as of the May 3, 2013 Annual Stockholders’ Meeting. The Corporate Governance Guidelines for Board composition encourage a breadth of diverse views and experience from a variety of industries and professional backgrounds. The Nominating and Corporate Governance Committee identifies potential candidates through professional search firms and/or referrals with consideration given to a potential candidate’s ability to contribute to the diversity of the Board as reflected in the Corporate Governance Guidelines. Candidacy for Board membership requires the final approval of the full Board, based upon the recommendation of the Nominating and Corporate Governance Committee and the Chairman of the Board. Each year, the Board proposes a slate of nominees to the stockholders, who elect the members of the Board at the annual stockholders’ meeting. Stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information regarding proposed candidates to the Corporate Secretary in accordance with the procedure for submitting stockholder proposals set forth on page 2 and page 3 of this Proxy Statement. Selected Directors are expected to meet the Company’s governance criteria as reflected in the Corporate Governance Guidelines, including demonstration of the highest personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of the

Company’s stockholders. The Nominating and Corporate Governance Committee is responsible for establishing qualifications for Directors, taking into account the composition and skills of the entire Board and the needs of the Company. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and must be prepared to serve on the Board for an extended period of time.
In accordance with the listing standards established by Nasdaq, the requirements of the Sarbanes-Oxley Act of 2002 and the Company’s Corporate Governance Guidelines, the Board has adopted criteria for establishing independence that meets or exceeds the requirements of the Nasdaq listing standards. Each year, the Nominating and Corporate Governance Committee reviews the qualifications and independence of each existing Board member and new candidates for Board membership, if any, prior to making recommendations for nominations to the Board for the following year. The Board takes into account all relevant facts, circumstances and affiliations, direct or indirect relationships, and related person transactions that might impact an existing or candidate Board member’s independence from the Company and management. Based upon its most recent review of independence in February 2014, the Nominating and Corporate Governance Committee determined that all of the current Directors and all the Directors recommended for re-election are independent under the Nasdaq listing standards and the Company’s Corporate Governance Guidelines, except Mr. McCormick who is an employee of the Company and serves as the Company’s President and Chief Executive Officer.
Applying the Nasdaq listing standards and the Company’s independence standards, the Board determined that there are no transactions, relationships or arrangements that would impair the independence or judgment of any of the Directors deemed independent by the Board. See Relationships and Related Transactions section on page 21 of this Proxy Statement.
Recognizing the value of long-term experience, the Company does not have a mandatory retirement policy for our Directors. The Company does, however, require non-employee Directors to offer their resignation whenever their principal employment or affiliation changes after joining the Board or whenever there is a material change in their personal circumstances. The Nominating and Corporate Governance Committee then evaluates the changed circumstance and its impact on the Board member’s ability to continue effectively contributing to the oversight of the Company’s management and makes a recommendation to the Board on whether the member should continue to serve. The final decision, based upon the committee’s recommendation, is made by the Board.
Board Structure and Risk Oversight
Magnetek’s Bylaws provide that the Board of Directors reserves the right to combine the responsibilities of the Chief Executive Officer and Chairman of the Board in the same individual. Since 2005, the Board has determined to separate these roles. The Board believes at this time that designating an independent director to act as the non-executive Chairman serves the best interests of the Company and our stockholders. The Board further believes that the committees of the Board are best served by engaging management of the Company on an ongoing basis. Thus, our President, who is also our Chief Executive Officer, serves as an ex-officio, non‑voting member of all our Board committees. In addition, each of the Board’s committees currently consists entirely of independent Directors, as determined on an annual basis by the Board. This design facilitates the Board’s oversight of management and the functioning of the Board.
As reflected in our Bylaws and Corporate Governance Guidelines, the responsibilities of our Chairman include presiding at all meetings of the Board, setting the agenda for Board meetings and the provision of information to Board members prior to each meeting. The Chairman also presides over the Company’s annual and any special stockholders’ meetings.
The Board of Directors takes an active role in overseeing management of the Company’s enterprise, financial, reputational, legal, environmental and business risks, with input from the Company’s President and Chief Executive Officer and other members of senior management, as appropriate. The Board is ultimately responsible for the conduct of the review, approval and monitoring of fundamental financial and business strategies and major corporate actions, including assessing enterprise, financial, reputational, legal, environmental and business risks facing the Company while reviewing options for mitigation of such risks.
The Nominating and Corporate Governance Committee is responsible for the review of the leadership structure of the Board. It also has general responsibility for surveillance of the Company’s compliance with its Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee makes recommendations on the number of Directors, as well as the structure and membership of each committee of the Board and is responsible for assessing corporate governance risks including evaluating Director independence and related party transactions.
The Audit Committee is responsible for oversight of our accounting and financial reporting practices and procedures and the integrity of our financial statements. Annually, the Audit Committee engages in a Company-wide assessment of risk management policies, practices and processes including risk identification, analysis, controls and monitoring. The Audit

Committee is briefed on a quarterly basis by our Director of Internal Audit and, resulting from ensuing discussions, establishes the internal audit schedule.
The Compensation Committee is responsible for overseeing the Company’s compensation policies, practices and programs. The Compensation Committee analyzes, in conjunction with management, whether such compensation policies, practices and programs, when viewed in their component parts and when taken as a whole, create risks that are reasonably likely to have a material adverse effect on the Company. The analysis is conducted Company-wide and applied to programs applicable to all employees including our executive officers. Based upon this analysis, the Compensation Committee does not believe that the Company’s compensation programs were reasonably likely to create or encourage unnecessary or excessive risk taking by the Company’s employees, including our executive officers.
The Retirement Plan Committee represents the Board of Directors in providing for the oversight and monitoring of the administration and performance of the Company’s retirement benefit plans. The Retirement Plan Committee meets no less than twice per year to review and monitor the administration and performance of the Company’s retirement benefit plans. The Retirement Plan Committee receives input and professional advice from its consulting actuary, trust fund investment manager and an independent investment advisor. The Company’s defined benefit pension plan could, under certain circumstances, be reasonably likely to have a material adverse effect on the Company. The Company froze its defined benefit pension plan with respect to new participants in 2002 and with respect to existing participants in 2003. Accrued benefits continue to be funded by the Company with no employee contributions required. The principal risk associated with this pension plan is market volatility of asset prices and interest rates. Risks associated with the management of plan assets and plan liabilities are the oversight responsibility of the Retirement Plan Committee. The pension plan’s performance, including the funding percentages and investment choices, are also reviewed at least annually with the Board of Directors.
Board Functional Responsibilities
Board members are expected to devote sufficient time and attention to carrying out their duties and responsibilities and to ensure that their other responsibilities, including service on other boards, do not interfere with their responsibilities as members of Magnetek’s Board of Directors. Directors are expected to prepare for and attend all Board meetings and meetings of committees to which they are assigned. The Company schedules Board meetings once each quarter and calls special and telephonic meetings when required. During fiscal year 2013, the Board held four regularly scheduled quarterly meetings, one special meeting and three telephonic meetings. All of the Directors attended in person or participated telephonically in all of these meetings. Board members also are expected to attend the annual stockholders’ meeting if they are able to do so. All of the Directors attended the 2013 annual stockholders’ meeting. We anticipate that all of our Directors will attend the April 30, 2014 Annual Meeting.
A master Board meeting agenda and meeting agendas for each of the committees are prepared each year to cover recurring items and are submitted to the Chairman of the Board and to the applicable committees for review and approval. Proposed meeting agendas are submitted to the Chairman of the Board and the committee chairmen prior to each scheduled meeting to enable the chairmen to revise the agendas and add additional topics for discussion, as appropriate. Materials relevant to the topics to be discussed are distributed prior to meetings and Directors are expected to review the materials and prepare for meetings in advance. At each quarterly meeting, the Board participates in focused discussions of the Company’s quarterly performance and key issues affecting the Company. The Board formally reviews and discusses the Company’s business plan for the next year and its longer-term strategic objectives, as well as its management succession plan, at least once a year.
Executive sessions with only independent Directors occur during each quarterly meeting and at the end of special and telephonic meetings at the discretion of the Board and at any other time deemed appropriate by the Board. The executive sessions are chaired by Mitchell Quain, Chairman of the Board, who is an independent director. At least annually, the independent Directors meet formally in an executive session to evaluate the President and Chief Executive Officer’s past year’s performance and to discuss and establish performance objectives for the next fiscal year.
All of the Directors participate in an annual evaluation of the Board’s effectiveness. Committee members also evaluate the effectiveness of the committees on which they serve.
The Board, and each committee, is authorized to engage independent outside financial, legal and other consultants as they deem necessary or appropriate. Directors also have full access to management. Committee responsibilities are detailed in each committee charter.
Alignment with Stockholder Interests
Directors are expected to represent the interests of all of our stockholders. As described in the Director Compensation section on pages 43 and 44 of this Proxy Statement, all or a substantial portion of each Director’s compensation is linked to the Company’s stock performance and to the long-term interests of our stockholders. Directors are required to accept their annual Board and committee chairmanship retainer fees in phantom shares of the Company’s common stock, and may elect to receive their meeting fees in phantom shares of common stock or cash. Currently, all of the Directors receive all of their compensation, including meeting fees, in phantom shares of common stock. The phantom stock is held in a rabbi trust and is not distributed until January of the year following the termination of a Director’s service on the Board. The Company has adopted stock ownership guidelines for its Directors such that they must own qualifying shares of our common stock with a market value of five times a Director’s annual retainer within five years from such Director’s initial appointment or election.
Senior management meets regularly with institutional investors and stockholders and reports to the Board on analyst and stockholder views of the Company.
Communications with the Board
Stockholders and interested parties who wish to communicate with the Board of Directors may do so in writing, addressed to the Chairman of the Board, c/o Corporate Secretary, Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.
The Board of Directors has instructed the Corporate Secretary to distribute communications to the Chairman after determining whether the communication is appropriate for the duties and responsibilities of the Board. The Corporate Secretary does not forward general surveys and mailings to solicit business, advertise products, resumes, product inquiries or complaints, sales communications or other communications that do not relate to the responsibilities of the Board.
Code of Conduct and Reporting of Ethical Concerns
Magnetek has adopted a Code of Business Conduct and Ethics applicable to all of our employees and officers, including the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and our Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and in print to any stockholder who requests a copy from the Corporate Secretary of Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051. Any request for a waiver of the Code of Business Conduct and Ethics must be submitted to the Nominating and Corporate Governance Committee for consideration and must be approved by the full Board. As of the date of this Proxy Statement, no request for a waiver of the Code of Business Conduct and Ethics has ever been made.
Magnetek has established procedures for employees, stockholders and others to communicate concerns about ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Concerns may be anonymously communicated by contacting Signius, our independent, third party call center, at 1-866‑428‑1705. The Signius representative will transcribe the content of the call, maintaining the confidentiality of the caller even if contact information is left by the caller for follow-up purposes. Upon receipt of a communication, Signius immediately emails the content of the communication to the Corporate Secretary and to the Chairman of the Audit Committee. All communications remain confidential and the identity of the caller, even if disclosed to Signius, is not disclosed to the Corporate Secretary or the Audit Committee Chairman.
COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
David A. Bloss, Sr. served as Chairman of the Compensation Committee and Alan B. Levine and Mitchell I. Quain served as committee members. None of the Compensation Committee members was, during fiscal year 2013, an officer or employee of the Company, nor is any committee member a former employee of the Company. None of the committee members and none of the Company’s executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in fiscal year 2013.
RELATIONSHIPS AND RELATED TRANSACTIONS
The Company’s Corporate Governance Guidelines set forth the procedures regarding related person transactions and for determining the independence of our Directors and committee members. The Nominating and Corporate Governance Committee is responsible for evaluating the independence of each Board and committee member at least annually, and more often if warranted by a change of circumstances or the nomination of a new Board member. All relationships are evaluated annually by the Nominating and Corporate Governance Committee, using the criteria set forth in the Corporate Governance Guidelines, to determine whether they impact a Director’s independence. The “Corporate Governance Principles” section on pages 18 to 21 of this Proxy Statement contains additional information on related person transactions. A copy of the Corporate Governance Guidelines may be found on the Company’s website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and under “Board Guidelines.”
The Company had no related person transactions in fiscal year 2013 and none are currently proposed.

STANDING COMMITTEES OF THE BOARD
Audit Committee

Composition:	Separately designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Charter:
The Audit Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually by the committee. A copy may be found on the Company's website at www.magnetek.com in the “Investor Relations” section, under “Corporate Governance” and under “Charters,” and is available in print to any stockholder who requests it from the Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Members:	Three independent Directors during fiscal year 2013:
Alan B. Levine, Chairman
David A. Bloss, Sr.
Mitchell I Quain
All of the above Directors served on the Audit Committee during fiscal year 2013.
Independence:	Every member of the Audit Committee qualified as independent under the Company's independence guidelines and under guidelines established by Nasdaq listing standards for Audit Committee membership.
Meetings:
During fiscal year 2013, the Audit Committee held four regularly scheduled quarterly meetings, and one telephonic meeting. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Audit Committee performed a self-evaluation of its performance in fiscal year 2013.
Experts:
The Board has determined that all of the Audit Committee members are financially literate under the Nasdaq listing standards and that Messrs. Bloss, Levine and Quain each qualify as an Audit Committee financial expert within the meaning of the SEC regulations and that they each have accounting or related financial management expertise and experience which results in their financial sophistication as required by the Nasdaq listing standards.

Functions:	The following are the primary responsibilities of the Audit Committee. A more complete description of the Audit Committee's responsibilities is set forth in the committee charter.

•Appoints or replaces the independent registered public accounting firm and pre-approves all auditing services, engagement fees and all non-audit services provided by the independent registered public accounting firm, except for non-audit services that fall within the de minimus exception set forth in Section 10A of the Exchange Act, and monitors disclosure of the pre-approval of non-audit services in the Company's periodic reports.

•Assesses and ensures the independence, qualifications and performance of the independent registered public accounting firm, including a review and evaluation of the lead partner, taking into account the opinions of management and the Company's internal audit department.

•Reviews and discusses with management and the independent registered public accounting firm (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) reports prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the independent registered public accounting firm and the Company's response to the letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent registered public accounting firm activities or on access to requested information and management's response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases using “pro forma” or “adjusted” non-GAAP information and financial information and earnings guidance provided to analysts.

•At least annually, obtains the independent registered public accounting firm written statement concerning any non-audit relationships between the auditor and the Company and assesses the independence of the outside auditor as required under the Public Company Accounting Oversight Board's applicable requirements and obtains the report regarding the auditor's internal quality-control procedures and any material issues raised by the most recent quality-control review or peer review of the firm, and any steps taken to resolve any such issues.

•Reviews and discusses with management and the independent registered public accounting firm the Company's quarterly and annual audited financial statements, including matters required to be discussed pursuant to any relevant Statement on Auditing Standards.

•Meets with the independent registered public accounting firm to review and approve its annual scope of audit and meets without management present to review and to discuss management's response to findings.

•Reviews the adequacy of the Company’s internal audit plan, responsibilities, budget and staffing, including the appointment, reassignment or dismissal of the director or manager of internal audit and reviews findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

•Meets with the internal auditor to review and approve the annual scope of audit and meets without management present to discuss management's response to findings.

•Establishes and monitors the implementation of procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•Reviews disclosures made by the Company's principal executive officer and principal financial officer regarding compliance with their certification obligations as required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•Reviews any reports of the independent registered public accounting firm mandated by Section 10A of the Exchange Act, and obtains from the independent auditors any information with respect to illegal acts in accordance with Section 10A.

•Reviews at least annually the exceptions noted in the reports to the Audit Committee by the internal auditors and the independent registered public accounting firm and the progress made in responding to the exceptions.

•Reviews and discusses with management the Company's material contingent liabilities and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

•Prepares the report required by the rules of the SEC to be included in the Company's annual Proxy Statement.
Compensation Committee

Structure:	Separately designated committee of independent Directors
Charter:
The Compensation Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company's website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and under “Charters,” and is available in print to any stockholder who requests it from the Corporate Secretary of Magnetek at the address noted above.

Members:	Three independent Directors during fiscal year 2013:
David A. Bloss, Sr., Chairman
Alan B. Levine
Mitchell I. Quain
All of the above Directors served on the Compensation Committee during fiscal year 2013.

Independence:
All of the Compensation Committee members qualified as independent under the Company's independence guidelines and under guidelines established by Nasdaq listing standards for Compensation Committee membership.

Meetings:
During fiscal year 2013, the Compensation Committee held two regularly scheduled meeting, and one telephonic meeting. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Compensation Committee performed a self-evaluation of its performance in fiscal year 2013.
Functions:	The following are the primary responsibilities of the Compensation Committee. A more complete description of the committee's functions is set forth in the committee charter.

•Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance, and set the Chief Executive Officer's compensation. Review and approve the compensation of executives based upon the Chief Executive Officer's evaluation of performance and recommendations.

•Review, evaluate and make recommendations to the Board on the overriding compensation strategy of the Company and periodically reassess the balance between short-term pay and long-term incentives.

• Adopt, administer, approve and ratify awards under incentive compensation and equity-based plans and make recommendations with respect to performance or operating goals for participants in the Company's plans.

• Oversee the work of any advisor retained by the Committee and review and assess in advance whether the work of any compensation consultant to be retained by the committee raises any conflict of interest.

•Review and make recommendations to the Board regarding employment agreements, severance arrangements, change in control agreements for the Chief Executive Officer and the officers of the Company, and any special or supplemental benefits paid to the Chief Executive Officer and the officers.

•Review and consider the results of any stockholders' advisory vote pertaining to executive compensation.
•Review and approve other large compensation expense categories such as employee benefit plans.
Nominating and Corporate Governance Committee.

Structure:	Separately designated committee of independent Directors.
Charter:
The Nominating and Corporate Governance Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company's website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and under “Charters,” and is available in print to any stockholder who requests it from the Corporate Secretary of Magnetek at the address noted above.

Members:	Three independent Directors during fiscal year 2013:
Mitchell I. Quain, Chairman
David A. Bloss, Sr.
Alan B. Levine
All of the above Directors served on the Nominating and Corporate Governance Committee during fiscal year 2013.
Independence:	All of the Nominating and Corporate Governance Committee members are independent, as independence for nominating committee members is defined in the Nasdaq listing standards.
Meetings:
Two regularly scheduled meetings of the Nominating and Corporate Governance Committee were held during fiscal year 2013. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Nominating and Corporate Governance Committee performed a self-evaluation of its performance in fiscal year 2013.
Functions:	The following are the primary responsibilities of the Nominating and Corporate Governance Committee. A more complete description of the committee's functions is set forth in the committee charter.

•Develops qualification criteria for Board membership and recommends nominees for Board membership. Considers nominations from stockholders that are submitted in accordance with the requirements for submission of stockholder proposals set forth on page 2 and page 3 of this Proxy Statement. Screens individual candidates to determine their qualification for recommendation to become Board members in accordance with the Corporate Governance Guidelines and annually assesses the adequacy and effectiveness of such guidelines.

•Makes recommendations from time-to-time to the Board regarding the number of members that should serve on the Board and regarding the standing committees of the Board, including their structure and annual membership.

•Reviews and analyzes Board compensation and makes recommendations to the full Board for consideration.
•Periodically reviews each Board member's ownership of the Company's common stock.
•Reviews periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers.
•Reviews and reassesses at least annually the adequacy of the Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommends any proposed changes to the Board for approval.

•Considers any requests for waivers of the Company's Code of Business Conduct and Ethics and makes a recommendation to the Board of Directors for its determination, and oversees the Company's compliance with disclosures of any such waivers.

Retirement Plan Committee

Structure:	Separately designated committee of Directors.
Charter:
The Retirement Plan Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company's website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and under “Charters,” and is available in print to any stockholder who requests it from the Corporate Secretary of Magnetek at the address noted above.

Members:	Four Directors during fiscal year 2013:
David P. Reiland, Chairman
David A. Bloss, Sr.
Alan B. Levine
Mitchell I. Quain
All of the above Directors served on the Retirement Plan Committee during fiscal year 2013.
Meetings:
Two meetings of the Retirement Plan Committee were held during fiscal year 2013. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Retirement Plan Committee performed a self-evaluation of its performance in fiscal year 2013.
Functions:	The following are the primary responsibilities of the Retirement Plan Committee. A more complete description of the Retirement Plan Committee's functions is set forth in its charter.
•Reviews investment strategy and fund performance for the Company's retirement plans and related trusts and reviews issues affecting the financial condition and performance of the retirement plans.
•Reviews amendments and other significant issues relating to the retirement plans and, as deemed appropriate, makes recommendations to the Board.

•Reviews the accounting impact and costs for the retirement plans.
•Consults with and seeks advice from appropriate management personnel, outside consultants, auditors, actuaries, investment managers or legal counsel, as deemed appropriate by the committee.

BENEFICIAL OWNERSHIP OF MAGNETEK, INC. COMMON STOCK
BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS
The following table shows the amount of Magnetek common stock beneficially owned by (a) each person or group believed to own more than 5% of Magnetek’s common stock outstanding on March 3, 2014; (b) each Director, (c) each named executive officer reflected in the Summary Compensation Table on page 37 of this Proxy Statement (hereafter referred to as “Executive Officers”) and (d) all Directors and Executive Officers as a group. The percentage amounts set forth in the table below are based on the 3,334,525 shares of our common stock outstanding on March 3, 2014, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

	Number of Shares (1)	Percent (1)
AWM Investment Company, Inc. (2)	324,000	9.7%
David M. Greenhouse
Austin W. Marxe
Adam C. Stettner
527 Madison Avenue, Suite 2600
New York, NY 10022
Heartland Advisors, Inc. (3)	299,999	9.0%
William J. Nasgovitz
789 North Water Street
Milwaukee, WI 53202
GAMCO Investors, Inc. (4)	279,355	8.4%
Gabelli Funds, LLC
GAMCO Asset Management Inc.
Teton Advisors, Inc.
Mario J. Gabelli
One Corporate Center
Rye, NY 10580
Royce & Associates, LLC (5)	191,105	5.7%
745 Fifth Avenue
New York, NY 10151
Wealthtrust Axiom LLC (6)	169,805	5.1%
4 Radnor Corp. Center, Suite 520
Radnor, PA 19087
Peter M. McCormick (7)	122,254	3.7%
Marty J. Schwenner (8)	56,499	1.7%
David A. Bloss, Sr. (9)	28,041	*
Hungsun S. Hui (10)	25,053	*
Mitchell I. Quain (11)	21,335	*
David P. Reiland (12)	20,415	*
Scott S. Cramer (13)	20,394	*
Michael J. Stauber (14)	11,033	*
Alan B. Levine (15)	5,412	*
Executive Officers and Directors as a Group (9 persons) (16)	310,436	9.3%
..................................................
*    Less than one percent.

(1)
For purposes of this table, a person is deemed to have “beneficial ownership” of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial stockholders in question. For purposes of this table, the addresses of the Executive Officers and the Directors shall be N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

(2)
According to a Schedule 13G filed on February 13, 2014, effective as of December 31, 2013, and in accordance with Form 4s filed on January 9, 13, 15, 17, 23, 27, 2014, February 4, 24, 28, 2014 and March 3, 2014, David M. Greenhouse, Austin W. Marxe and Adam C. Stettner, as controlling principals of AWM Investment Company, Inc., share sole voting and dispositive power with respect to 324,000 shares of our common stock. David M. Greenhouse, Austin W. Marxe and Adam C. Stettner are members of SSCayman LLC, the general partner of Special Situations Cayman Fund, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III QP, L.P. AWM serves as the investment adviser to Special Situations Cayman Fund, L.P. and Special Situations Fund III QP, L.P. Special Situations Fund III QP, L.P. directly owns 242,112 shares of our common stock and Special Situations Cayman Fund, L.P. directly owns 81,888 shares of our common stock.

(3)
According to a Schedule 13G filed on February 6, 2014, Heartland Advisors, Inc. (“Heartland”), by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and William J. Nasgovitz, as a result of his ownership interest in Heartland, have shared voting and dispositive power with respect to the shares of common stock reported in the above table. Mr. Nasgovitz disclaims beneficial ownership of such shares.

(4)
According to a Schedule 13D filed on March 20, 2012, (i) Gabelli Funds, LLC (“Gabelli Funds”) has sole voting and dispositive power with respect to 108,000 shares of our common stock, (ii) GAMCO Asset Management Inc. (“GAMCO Asset”) has sole voting power and sole dispositive power with respect to 111,100 shares of our common stock and (iii) Teton Advisors, Inc. (“Teton Advisors”) has sole voting and dispositive power with respect to 60,255 shares of our common stock. Mr. Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer, are engaged in providing investment services and advice to various institutional and individual clients. Mr. Gabelli and the foregoing reporting persons are deemed to have beneficial ownership of certain shares of our common stock, which are beneficially owned by certain of such reporting persons. The reporting persons do not admit that they constitute a group.

(5)	According to a Schedule 13G filed on January 13, 2014, Royce & Associates, LLC has sole voting and sole dispositive power with respect to 191,105 of the shares of our common stock.

(6)	According to a Schedule 13G filed on February 3, 2014, Wealthtrust Axiom LLC has sole dispositive and voting power with respect to 169,805 shares of our common stock.

(7)	Includes 54,420 shares issuable upon exercise of options by Mr. McCormick, 46,902 shares of restricted stock not yet vested and 159 shares held in the Company’s 401(k) Plan.

(8)	Includes 12,907 shares issuable upon exercise of options by Mr. Schwenner, 24,182 shares of restricted stock not yet vested and 396 shares held in the Company’s 401(k) Plan.

(9)	Includes 17,321 shares issuable upon exercise of options by Mr. Bloss. Does not include 25,878 shares of phantom stock held in the Director Compensation and Deferral Investment Plan by Mr. Bloss.

(10)	Includes 5,600 shares issuable upon exercise of options by Mr. Hui and 11,696 share of restricted stock not yet vested.

(11)
Includes 10,405 shares issuable upon exercise of options by Mr. Quain. Also includes 9,360 shares held in trusts for the benefit of Mr. Quain’s children, as to which Mr. Quain disclaims beneficial ownership. Does not include 34,444 shares of phantom stock held in the Director Compensation and Deferral Investment Plan.

(12)
Includes 7,405 shares issuable upon exercise of options by Mr. Reiland. Also includes 11,755 shares held in trust and 1,255 shares held in an IRA. Does not include 28,338 shares of phantom stock held in the Director Compensation and Deferral Investment Plan.

(13)	Includes 577 shares issuable upon exercise of options by Mr. Cramer and 13,633 shares of restricted stock not yet vested.

(14)	Includes for Mr. Stauber 8,937 shares of restricted stock not yet vested.

(15)	Includes 5,412 shares issuable upon exercise of options by Mr. Levine. Does not include 11,845 shares of phantom stock held in the Director Compensation and Deferral Investment Plan.

(16)
Includes 117,797 shares issuable upon exercise of options by Executive Officers and Directors as a group, 105,350 shares of restricted stock not yet vested and 555 shares held in the Company’s 401(k) Plan. Also includes, for certain Directors, shares held by trusts.

EXECUTIVE COMPENSATION
The information regarding the Company’s executive officers is included in Part I, Item I, under the caption “Supplementary Information-Executive Officers of the Company” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013 and is hereby incorporated by reference into this Proxy Statement.
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of the Board of Directors is tasked with discharging the Board of Directors’ responsibilities related to oversight of the compensation of our officers and ensuring that our executive compensation program meets our corporate objectives. Our executive compensation program is administered by management in accordance with the policies developed by the Compensation Committee. The discussion and analysis below is designed to assist in understanding the objectives of our executive compensation program, the different components of compensation paid to our named executive officers (“Named Officers”) and the basis for our compensation decisions. Our Named Officers in fiscal year 2013 include the following five individuals: Peter M. McCormick, President and Chief Executive Officer (“CEO”); Marty J. Schwenner, Vice President and Chief Financial Officer (“CFO”); and our other most highly compensated executive officers other than the CEO and CFO, who were serving as executive officers at the end of fiscal year 2013, Hungsun S. Hui, Vice President Operations; Michael J. Stauber, Vice President, Corporate Controller and Chief Accounting Officer; and Scott S. Cramer, Vice President, General Counsel and Corporate Secretary. In addition to our Named Officers, other key employees of the Company participate in our executive compensation programs at varying levels based upon their job responsibilities and their impact on Company performance and goal achievement. This discussion and analysis should be read together with the compensation tables provided in this Proxy Statement.

Summary of Executive Compensation Program
The Compensation Committee believes that executive compensation should be directly linked to Company performance and increased stockholder value. The objectives of the Compensation Committee regarding our executive compensation program include:
•providing a competitive total compensation package that enables us to attract and retain key personnel;

•	motivating performance to achieve objectives by providing short-term compensation opportunities directly linked to Company objectives;

•	providing long-term compensation opportunities, primarily through equity awards, that align executive compensation with value received by our stockholders; and

•	promoting ownership of our stock by our executives in order to align the goals of our executives more closely with our goals and those of our stockholders.
These objectives are implemented by the Compensation Committee through our executive compensation program, which is comprised of three primary elements:
•base salary;
•short-term incentive compensation; and
•long-term incentive compensation.
Other secondary elements include retirement benefits, other benefits and change in control and retention agreements.

The Compensation Committee believes that both short-term and long-term incentive compensation should reflect the performance of the Company as well as the individual contribution of each executive. Salary and bonus payments are primarily designed to reward current and past performance, recognizing that the primary goal of the Company and the Compensation Committee is to create long-term value for stockholders. The principal tool used to achieve the long-term incentive goal is the periodic grant of equity awards to Named Officers and other key employees. Equity is awarded to provide incentives for superior long-term future performance, as well as to reward exemplary past performance and as a tool for the hiring and retention of Named Officers and other key employees. Equity awards are directly linked to stockholders’ interests because the potential value of the awards is directly related to the price of the Company’s common stock.

The Compensation Committee believes that executive compensation should reflect the scope of the individual’s responsibilities, the Company’s performance and the contribution of each executive to the Company’s success. Market competitiveness and equitable principles are central elements of the committee’s compensation policies. The aggregate compensation of the Company’s executives, whether cash or equity based, is evaluated by comparison to that of executives at similar-sized companies in related industries who hold equivalent positions or have substantially similar levels of responsibility, as well as by comparison to other executives within the Company who have comparable levels of responsibility. To evaluate the competitiveness of the Company’s compensation programs, the Committee reviews publicly disclosed compensation information of similar-sized companies in related industries, as well as broad-based compensation surveys of other manufacturing or electronic equipment companies of similar size and performance within similar geographical regions.
The Compensation Committee has the flexibility to use these elements, along with discretionary benefits in proportions that will most effectively accomplish its objectives. For instance, the committee may decide to realign an individual’s total compensation package to place greater emphasis on annual or long-term incentive compensation, depending on the focus of the business.
In establishing compensation plans for the Company, the Compensation Committee:

•	reviews with management the cost and competitiveness of our cash and other compensation policies for all of our employees;
•ensures that our compensation policies align with our corporate objectives;
•reviews the performance of our executives and all components of their compensation;
•evaluates the effectiveness of our overall executive compensation program periodically; and

•	reviews and approves our stock and bonus plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.
In addition, the committee annually reviews and, if appropriate, approves our corporate goals and objectives relevant to CEO compensation, evaluates our CEO’s performance in light of such goals and objectives, and sets our CEO’s compensation based on this evaluation. Our CEO reviews the performance and compensation levels of our other Named Officers and makes recommendations to our Compensation Committee for its review and approval.
Furthermore, the Compensation Committee reviews the results of the annual non-binding advisory vote on our Named Officers’ compensation (“Say-on-Pay”) proposal. A substantial majority (94.6%) of our stockholders who voted on our Say‑on‑Pay proposal at our 2013 annual meeting of stockholders approved our executive compensation as described in our compensation discussion and analysis and tabular disclosures in our fiscal year 2013 proxy statement. The principal changes to our executive compensation program that have been adopted by the committee during fiscal year 2013 are summarized below. It is important to note that the impact of some of these changes will not be reflected in the Named Officers compensation reported in the Summary Compensation Table until our fiscal year 2014 executive compensation is reported in our 2015 proxy statement. Based upon these changes and the majority Say-on-Pay vote of our stockholders, the committee did not implement changes as a direct result of the Say‑on‑Pay vote. The Board and the committee will nevertheless continue to explore the manner in which the Company’s executive compensation program may be improved.

The agenda for each meeting of the Compensation Committee is prepared and approved by the Chairman of the committee in advance of the meeting. The Chairman of the committee may, but is not required to, invite members of management to attend portions of meetings as deemed appropriate. The CEO and our Vice President Human Resources typically attend committee meetings, but do not attend executive sessions unless invited by the committee for a specific purpose. None of our Named Officers are members of the committee.
.
Each of the elements of our executive compensation program is discussed in more detail below, along with a discussion of the specific compensation decisions that were made during fiscal year 2013.
Elements of Executive Compensation

As described above, the aggregate compensation paid to our executives is comprised of three primary components: base salary, annual incentive compensation and long-term incentive compensation. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program, the compensation objective or objectives that it is designed to achieve and the characteristics of each compensation element.

Element	Purpose	Characteristics
Base Salary	To attract and retain qualified executives; to provide a minimum, fixed rate of pay for an individual’s skills, experience and performance	Not at risk; eligible for annual merit increases and adjustment for changes in job scope and pay relative to market
Short-Term Incentives	To attract and retain qualified executives; to motivate and reward achievement of annual Company goals for executives	At risk; annual performance-based cash or stock award; amount earned will vary based on actual results achieved relative to Company target results
Long-Term Incentives	To align interests of executives with stockholders; to reward stock price appreciation and executive service over time	Majority or substantial proportion of long-term incentive compensation is usually performance-based; amount realized will depend upon qualifying performance and service criteria
Retirement Benefits	To attract and retain qualified executives; to encourage long‑term service with the Company	Both fixed and variable aspects; defined contribution amounts vary based on contributions and asset returns
Other Benefits	To attract and retain qualified executives	Not at risk; costs generally fixed
Change in Control and Retention Agreements	To attract and retain qualified executives; to provide continuity of leadership team leading up to and after a change in control	Contingent compensation; provides for continued employment upon a change in control and severance benefits if an executive’s employment is terminated following a change in control
The Compensation Committee believes that it is important that a significant portion of our Named Officers’ compensation is linked to our future performance in order to maximize stockholder value. Accordingly, aggregate compensation paid to our Named Officers is weighted towards annual incentive and long-term compensation, both of which are largely or partially at risk if we do not achieve our operating and strategic objectives. This strategy reflects our pay-for-performance philosophy. For purposes of this discussion, both the short-term incentive compensation and long-term incentive compensation related to stock option and restricted stock awards are considered at risk.
The Compensation Committee determines and approves aggregate compensation packages for each of our Named Officers based upon a number of factors, including the executive’s position, experience and performance (particularly over the past year, if applicable), as well as competitive market data and retention concerns. The Company’s Vice President Human Resources provides assistance to the CEO and the committee in preparing market data relevant to executive compensation programs. The committee considers the compensation levels of executives at peer companies who hold equivalent positions or have substantially similar levels of responsibility. The committee reviewed the peer group in March 2013. We shifted from using Standard Industrial Classification industry groups to Global Industrial Classification standard industry of electrical equipment to arrive at a set of companies subject to similar industry dynamics and whose executive roles have a similar level of responsibilities and complexities. The companies comprising this peer group are generally comparable in size to the Company and participate in industries more closely related to those in which the Company participates. The fiscal year 2013 peer group includes: Active Power, Inc., Allied Motion Technologies Inc., American Electric Technologies, Inc., American Superconductor Corporation, Broadwind Energy, Inc., Capstone Turbine Corporation, ECOtality, Inc., Enphase Energy, Inc., FuelCell Energy, Inc., Lime Energy Co., LSI Industries Inc., Orion Energy Systems, Inc., PowerSecure International, Inc., Real Goods Solar, Inc., SL Industries, Inc., SL Industries, Inc., Thermon Group Holdings, Inc., Ultralife Corporation and Vicor Corporation (the “Compensation Comparative Group”).The Compensation Committee considers the forms in which total compensation will be paid to our Named Officers and seeks to achieve an appropriate balance between base salary, short-term incentive compensation and long‑term incentive compensation in order to maintain the amount and type of compensation within competitive parameters as well as to achieve long‑term growth of the Company. The committee evaluates the size of each element based on the Compensation Comparator Group as well as individual contribution and Company performance. The percentage of compensation that is contingent on achievement of performance criteria increases in relationship to a Named Officer’s responsibilities within the Company. The at-risk performance based short‑term and long‑term compensation typically makes up a greater percentage of total compensation of our most senior Named Officers. Each element of our executive compensation program and the rationale for providing each element is presented below.
Our CEO considers the Named Officers’ qualifications, experience, length of service, scope of responsibilities and past performance, as well as compensation surveys and competitive pay practices, in recommending their compensation to the committee. The CEO also evaluates each of the other Named Officer’s performance during the fiscal year, including accomplishments, areas of strength and areas for development. This evaluation is based on the CEO’s knowledge of each of the other Named Officer’s performance as well as the Named Officer’s self-evaluation.
The Compensation Committee has the right to retain the services of outside consultants to assist with and make recommendations regarding executive compensation levels, practices and programs. In preparation for review of our fiscal year 2014 executive compensation program the committee selected Towers Watson as its independent consultant to provide advice on the compensation program arrangements including the annual and long-term incentive plans. Towers Watson was also retained by the committee to provide advice regarding the 2014 Stock Incentive Plan including the appropriate share request consistent with market practices subject to stockholder approval. See Approval of the 2014 Stock Incentive Plan on pages 10-18 of this Proxy Statement. Prior to Towers Watson’s engagement, the Compensation Committee considered certain independence factors relevant to Towers Watson and their compensation consultants’ independence in accordance with the Nasdaq listing standards and the committee’s charter. Towers Watson provided analysis of executive compensation programs by way of competitive market pay analysis, long-term incentive program design and metrics data, pay philosophy, percentile market data and other general compensation peer group data. Towers Watson does not provide any additional consulting or other services to the Company.
Base Salary
Base salaries are paid on a current or cash basis, and are reviewed annually with adjustments, if any, based upon base salary levels of the Compensation Comparator Group, the recent performance of the Company, budgets for base salary expense in the Company’s operating plan, salary survey comparisons provided by outside consulting firms, the executives’ individual performance and, for Named Officers other than the CEO, the recommendation of the CEO.

In March 2013, the Compensation Committee undertook its fiscal year 2013 review of base salaries of the Named Officers to consider whether an adjustment would be warranted. Based on its review of survey data, market trends, the Company’s performance and general economic conditions existing at the time, the Compensation Committee concluded that a performance-based merit base salary increase was warranted for our Named Officers. See the Salary column in the Summary Compensation Table on page 37 of this Proxy Statement. The performance-based salary increases are intended to continue targeting compensation levels generally at or near the market median (in some cases higher for retention purposes). The transition to targeting median pay is a process that will entail several phases and will not occur in a single year.

Second Amended and Restated 2004 Stock Incentive Plan
The Company adopted the Second Amended and Restated 2004 Stock Incentive Plan in November 2009, as amended in November 2011 (“2004 Plan”). The purpose of the 2004 Plan is to enable the Company to attract, retain and motivate its officers and other key employees, and to further align their interests with those of the stockholders of the Company by providing for or increasing the respective equity interests of such persons in the Company.
The 2004 Plan includes the following material provisions: (i) the maximum aggregate number of shares of common stock that may be subject to awards is 335,000 shares; (ii) a fungible share pool structure was implemented under which option and stock appreciation right awards will be counted against the issuable share limit as one share of common stock, and incentive bonus payable in stock, incentive stock and incentive stock unit awards will be counted as 1.14 shares of common stock; and (iii) the form of payment of any incentive bonus may include cash, shares of common stock or any combination of cash and common stock.
Short-Term Incentives—Annual Compensation
Annual incentive compensation is a key component of the Compensation Committee’s pay-for-performance philosophy. The Company’s Management Incentive Compensation Plan (“MICP”) is a bonus plan that rewards eligible participants, including Named Officers and key employees, for achievement of predetermined target performance. The committee established performance objectives for fiscal year 2013 based on the fiscal year 2013 operating plan approved in December 2012. Awards under the MICP are made in the form of cash which is authorized for payment under the 2004 Plan.
The fiscal year 2013 MICP participants are divided into several classifications which had target incentive award levels ranging from 15% to 80% of base salary at the end of fiscal year 2013. Participants’ classification is commensurate with what we believe is the relative impact a participant can have on the Company’s performance. The fiscal year 2013 target incentive award percentages assigned to the Company’s Named Officers ranged from 35% to 80%.

The MICP component of the 2004 Plan focuses leadership attention on achievement of fiscal year 2013 planned adjusted EBITDA, revenue and average working capital percentage of sales results. The adjusted EBITDA metric is defined as the Company’s operating profit adjusted to exclude non-cash expenses of depreciation, amortization, pension expense, stock compensation expense and MICP provisions recorded during fiscal year 2013. For fiscal year 2013, MICP awards were based 60% toward fiscal year 2013 achievement of adjusted EBITDA, 30% toward the fiscal year 2013 revenue achievement and 10% toward fiscal year 2013 average working capital percentage of sales results. While the three objectives for fiscal year 2013 operate independently of one another, in order for the participants to receive a payment exceeding 100% of the target level for any one objective, all three objectives must reach 100% of their target levels. The fiscal year 2013 adjusted EBITDA threshold level was $16.529 million, the target level was $18.366 million and the maximum level was $21.488 million. The fiscal year 2013 revenue threshold level was $112.581 million, the target level was $118.506 million and the maximum level was $124.431 million. The fiscal year 2013 average working capital percentage of sales threshold level was 17.58%, the target level was 16.70% and the maximum was 15.90%. Amounts achieved between the threshold and target amounts would result in the MICP awards being granted on a pro‑rata basis and if 100% of the target level is achieved for all three objectives, amounts achieved between the target and maximum amounts would result in the MICP awards being granted on a pro‑rata basis.

With respect to fiscal year 2013 adjusted EBITDA, revenue and average working capital percentage of sales objectives, we achieved approximately $12.5 million in adjusted EBITDA, and approximately $103.3 million in revenue and approximately 18.1% in average working capital percentage of sales, resulting in a payout of 0% with respect to EBITDA, 0% with respect to revenue and 0% with respect to average working capital of sales.

The Compensation Committee reviewed and approved the MICP component of the 2004 Plan establishing performance targets for fiscal year 2014 in December 2013. The MICP for fiscal year 2014 is weighted 75% toward adjusted EBITDA based on audited financial results and 25% toward revenue achievement. While the two objectives for fiscal year 2014 operate independently of one another, in order for the participants to receive a payment exceeding 100% of the target level for any one objective, both objectives must reach 100% of their target levels.
Long-Term Incentives—Equity Compensation
The Compensation Committee believes that a significant component of the compensation paid to our executives over the long-term should be derived from stock-based compensation. The committee determines the type of equity awards that are to be granted, which have historically been grants of restricted stock or stock options under our stock incentive plans. We believe that stock price appreciation and stock ownership in the Company are a valuable incentive to our executives and that grants of restricted stock and stock options to them serves to further align their interests with the interests of our stockholders as a whole and encourages our executives to manage the Company in its best long-term interests.
Stock Options and Restricted Stock
Stock options align executives’ interests with those of our stockholders, as options only have realizable value if the share price of Magnetek’s stock increases relative to the exercise prices of the options, which are set at the time of grant of such options. Restricted stock, which are shares of our common stock that are subject to forfeiture and certain other restrictions until the shares vest, is granted to executives in part to facilitate retention and, for newly hired executives, recruitment. Restricted stock is also granted to executives in part to facilitate and incentivize performance. The Compensation Committee determines, on a discretionary basis, whether to grant stock options and restricted stock awards as well as the amount of shares of common stock subject to, and the terms of, the grants, based on an executive or key employee’s position within the Company, the recommendations of the CEO, and competitive market data. Stock awards have been considered historically, except in the case of our non-employee Directors, for new hires, promotions or other special situations, at the Compensation Committee’s August meeting. With the change in our fiscal year, which historically ended on the Sunday nearest June 30 of the calendar year, and now ending on the Sunday nearest December 31, stock awards shall be considered at the Compensation Committee’s first quarter meeting.
For fiscal year 2013, the Compensation Committee reviewed and approved at its March 2013 committee meeting the Executive Long-Term Incentive Plan (“ELTIP”), a stock award plan that awards eligible employees, including Named Officers Peter M. McCormick, President and Chief Executive Officer; Marty J. Schwenner, Vice President and Chief Financial Officer; Michael J. Stauber, Vice President, Corporate Controller and Chief Accounting Officer; Hungsun S. Hui, Vice President Operations; and Scott S. Cramer, Vice President, General Counsel and Corporate Secretary and other key employees, comprised of two award elements, a restricted stock award which vests based upon continuous employment with the Company and a restricted stock award which vests based on achievement of long-term performance measures divided into several tiers of base salary in effect at the commencement of fiscal year 2013 and allocated by tier by weighted percentage of restricted stock in accordance with the 2004 Plan (“performance stock”).
The fiscal year 2013 ELTIP participants, including Named Officers, are divided into several tiers with award levels ranging from 40% to 75% of base salary allocated by tier by weighted percentage for performance stock awards ranging from 50% to 70% and for restricted stock awards ranging from 30% to 50%. The committee continued to emphasize the performance component and focus of the ELTIP for our CEO and CFO by increasing their weighted percentage for the performance stock award to 70% from 60% during fiscal year 2013 and decreasing the weighted percentage to 30% from 40% during fiscal year 2013 for the restricted stock award. Similarly, the committee emphasized the performance component and focus of the ELTIP for our other Named Officers. The weighted percentage for the performance stock award was increased to 50% from 35% during fiscal 2013 and the weighted percentage was decreased to 50% from 65% during fiscal year 2012 for the restricted stock award. The higher proportion of the performance element of the award is consistent with the committee’s belief and commitment of linking our executive compensation program with performance. The committee reviews these weighted allocations on an annual basis. The performance objectives are weighted 100% toward achievement of adjusted EBITDA metric measured over a three-year cumulative period from fiscal year 2013 through fiscal year 2015. Awards under the ELTIP are made in the form of shares of restricted common stock pursuant to the 2004 Plan. The number of shares of restricted stock that vest under the performance stock award can range from 0% to 100% of the participant’s target award for the applicable plan year. Upon attainment of adjusted EBIDTA equal to 80% or less of the target performance objective, none of the shares will vest. Upon attainment of 81% of the target performance objective, 5% of the performance shares will vest. The vesting amount increases 5% for each one percent increase in achievement of the target performance objective thereafter up to a maximum payout of 100%.

The grant date fair market value of the restricted stock and stock options awarded to the Named Officers in fiscal year 2013, as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 is shown in the “Grant Date Fair Market Value of Stock and Option Awards” column of the Grants of Plan-Based Awards Table on page 39 of this Proxy Statement.
The Company’s ELTIP for fiscal year 2014 was approved by the Compensation Committee in March 2014. The ELTIP is an incentive plan that rewards eligible participants, including Named Officers and key employees, comprised of two award elements, a restricted stock award and a performance stock award based on achievement of long-term performance measures. The committee established the performance parameters and objectives in March 2014. The committee reduced the overall percentage of base salary range in each tier for our Named Officers from 75% to 70%, 50% to 40% and 40% to 33%. The committee continued to emphasize the performance component and focus of the ELTIP for our CEO and CFO by maintaining their weighted percentage for the performance stock award at 70% and maintaining the weighted percentage at 30% for the restricted stock award. Similarly, the committee emphasized the performance component and focus of the ELTIP for our other Named Officers. The weighted percentage for the performance stock award was maintained at 50% and the weighted percentage was maintained at 50% for the restricted stock award. The proportion of the performance element of the award is consistent with the committee’s belief and commitment of linking our executive compensation program with performance. The committee reviews these weighted allocations on an annual basis. The performance objectives are weighted 100% toward achievement of adjusted EBITDA metric measured over a cumulative three-year period from fiscal year 2014 through fiscal year 2016. Awards under the ELTIP are made in the form of shares of restricted common stock pursuant to the 2004 Plan.

Retirement Benefits
The Company maintains the Magnetek FlexCare Plus Retirement Pension Plan (the “Retirement Plan”), a defined benefit pension plan that covers certain employees. Effective October 29, 2002, the Retirement Plan was frozen with respect to new participants and effective June 30, 2003, the Retirement Plan was frozen with respect to existing participants.
Although the Retirement Plan is a defined benefit plan, each non-union participating employee’s accrued benefit is determined by the “cash balance” credited to the employee’s retirement account prior to June 30, 2003. The accounts are maintained for bookkeeping purposes only. After June 30, 2003, the date the Retirement Plan was frozen with respect to existing participants, compensation-based account credits were discontinued.
In fiscal year 2013, Messrs. McCormick, Schwenner and Hui were entitled to pension benefits under the Retirement Plan. We provide defined benefit pensions to the above Named Officers because we provide similar benefits to most of our U.S. employees who were employed by the Company for a consecutive five-year period before October 29, 2002.
All of our Named Officers participate in the Magnetek FlexCare Plus Retirement Savings Plan (the “Savings Plan”), a 401(k) tax-qualified retirement savings plan. Under the Savings Plan, participating employees may contribute a portion of their compensation on a pre-tax basis and possibly a portion of their compensation on an after-tax basis or up to the IRS limit, whichever is lower. The Company matched up to 50% of the first 6% of participating employees’ pre-tax contributions during fiscal year 2013. All of our Named Officers received this Company contribution and the amounts for fiscal year 2013 are presented in the Summary Compensation Table and All Other Compensation Table respectively on pages 37 and 38 of this Proxy Statement.

Other Benefits
Our Named Officers also either participate or are eligible to participate in our other benefit plans and programs on the same terms as our other employees. In addition to the plans described above, these plans include our medical insurance, term life insurance, long-term disability insurance, voluntary benefit plan and paid time-off plan. The value of other benefits, in total and itemized, provided by the Company to the Named Officers in fiscal year 2013 are presented in the Summary Compensation Table and All Other Compensation Table respectively on pages 37 and 38 of this Proxy Statement.

Employment, Change in Control and Other Agreements
We have change in control agreements with two of our Named Officers, Messrs. McCormick and Schwenner, which provide for the payment of severance benefits upon a change in control of the Company, provided the Named Officer is terminated within a two-year period following such change in control. During fiscal year 2013, the Company did not extend or materially amend these existing change in control agreements. Severance payments made to these Named Officers, when they are terminated without cause, generally include (i) payment of one and one-half times the sum of their annual salary and the amount of their target bonus for the fiscal year in progress, (ii) immediate vesting of all unvested stock options which then become exercisable for one year, (iii) immediate vesting of all unvested restricted stock awards, (iv) continued health coverage for 18 months or until he receives benefits from another employer, (v) outplacement services not in excess of 17% of the Named Officer’s annual base salary and (vi) if applicable, a tax gross-up payment.

The Board of Directors, upon recommendation of the Compensation Committee, has approved a form of retention agreement for certain vice president level officers of the Company, including any elected or appointed vice president. We have retention agreements with three of our Named Officers, Messrs. Hui, Stauber and Cramer. The retention agreement provides for the payment of severance benefits upon a change in control within a one-year period after the change in control. Severance payments made to these officers, when their employment is terminated without cause, generally include: (i) payment of one year’s salary and the target bonus for the fiscal year in progress, (ii) continuation of health benefits for six months, (iii) immediate vesting of all outstanding stock options and restricted stock awards, with a one-year exercise period for vested options and (iv) outplacement services having a cost to the Company of not more than 10% of the vice president’s annual base salary. The vice president retention agreements do not include an excise tax gross-up provision.

We believe these agreements are a fair reward for hard work and value creation, assist us in retaining these executives, and provide incentives for them to remain with us during periods of uncertainty at the end of which such executives may not be retained. The Named Officers with change in control agreements or retention agreements, as well as the value of potential payments upon a change in control, and the amount of excise tax gross up, if any, are presented in the Employment, Severance and Change in Control Agreements and Other Arrangements Table on page 43 of this Proxy Statement. The change in control agreements and retention agreements do not provide benefits if employment is terminated for cause, death or disability or if employment is voluntarily terminated by the Named Officer or other vice president without good reason, as defined in the change in control agreements and retention agreements. The definition of change in control for both types of agreements includes any event described as a change in control in the 2004 Plan and any event which results in the Board of Directors ceasing to have at least a majority of its members serve as continuing directors.
Recoupment Policy
In addition to other remedies available to the Company, in the event the Company is required to prepare an accounting restatement of the financial statements of the Company resulting from material non‑compliance with financial reporting requirements under applicable securities laws, the Company will seek to recover from all current and former executive officers who received incentive-based compensation during the three‑year period preceding the date of such restatement any such compensation that was paid to such executive officers in excess of the amount of what would have been paid under the restated financial statements.
Insider Trading Restrictions and Policy Against Hedging and Pledging
Our insider trading policy prohibits directors, officers, employees and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades by directors, officers and certain other executives are prohibited during certain prescribed blackout periods and are required to be pre-cleared by appropriate Company personnel. This policy also prohibits directors and executive officers from engaging in “short sales” with respect to our securities, entering into “derivative” transactions, including exchange-traded put or call options, with respect to our securities, engaging in hedging or monetization transactions, such as collars or forward sale contracts, with respect to our securities, holding our securities in a margin account or pledging our securities.
Stock Ownership Guidelines
Our Named Officers have tiered guidelines such that each Named Officer must own a specified amount of qualifying shares with a market value equal to a specified multiple of annual base salary within five years from adoption of the guidelines or the date of his or her appointment as a Named Officer. The multiples are three for our CEO, two for our CFO and one for our applicable vice presidents. Each of our Directors must own qualifying shares with a market value of five times such Director’s annual retainer within five years from the original dates of his or her appointment or election.

Tax Policy
Section 162(m) of the Internal Revenue Code limits our deductibility of cash compensation in excess of $1 million paid to the CEO and the three highest compensated executive officers (other than the CEO and CFO) during any taxable year, unless such compensation meets certain requirements. Total cash compensation is within $1 million for all Named Officers for fiscal year 2013 and therefore all compensation should be deductible by us. The Compensation Committee has considered and will continue to consider deductibility in structuring compensation arrangements. However, the committee retains discretion to provide compensation arrangements that it believes are consistent with the goals described above and in the best interests of the Company and our stockholders, even if those arrangements are not fully deductible under Section 162(m).
If payments to two of our Named Officers, Messrs. McCormick and Schwenner, under their change in control agreements are determined to be “excess parachute payments” under section 280G of the Internal Revenue Code and are subject to an excise tax, we will pay the affected Named Officer’s excise tax, and make needed gross-up payments, so that such Named Officer is in the same position he would have been in had the excise tax not been assessed. The excise tax is sometimes assessed on payments made to certain individuals in connection with a change in control of the Company, when the payments are unusually large when compared with the individual’s historic pay. The tax can be assessed on accelerated vesting of equity awards and on certain severance payments made to the individual if the individual is terminated after a change in control. We agreed to gross-up Messrs. McCormick and Schwenner under their change in control agreements respectively, entered into on December 11, 2002 and July 29, 2003, for any such excise taxes because we believe these Named Officers should be entitled to the full economic benefit of the payments they would otherwise receive, even though we would not be able to take a tax deduction on those gross-up payments.

SUMMARY COMPENSATION TABLE
The table below summarizes information concerning compensation for fiscal year 2013 of those persons who were at December 29, 2013: (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our other Named Officers.

Name and Principal Position	Year (1)	Salary $	Bonus $	Stock Awards $ (2)	Option Awards $ (3)	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-qualified Deferred Compensation Earnings $ (4)	All Other Compensation $ (5)	Total $
Peter M. McCormick (a) President & Chief Executive Officer	FY 2013	379,464	-	277,502	-	-	1,369	20,770	679,105
	FY 2012	370,000	-	314,507	-	174,640	1,257	14,893	875,297
	6 MO 2011	184,075	-	78,000	-	273,504	-	8,913	544,492
	FY 2011	300,000	-	94,174	205,827	482,100	-	16,792	1,098,893
Marty J. Schwenner (b) Vice President & Chief Financial Officer	FY 2013	297,308	-	145,001	-	-	1,676	19,539	463,524
	FY 2012	290,000	-	159,503	-	102,660	1,538	15,154	568,855
	6 MO 2011	144,257	-	40,300	-	160,776	-	9,135	354,468
	FY 2011	235,000	-	115,000	42,450	283,234	-	14,938	690,622
Scott S. Cramer (c) Vice President, General Counsel & Corporate Secretary	FY 2013	238,067	-	93,190	-	-	-	5,622	336,879
	FY 2012	231,237	-	73,920	-	48,106	-	5,887	359,150
	6 MO 2011	112,372	-	23,400	-	72,442	-	503	208,717
	FY 2011	220,000	-	64,175	8,425	123,739	-	1,749	418,088
Hungsun S. Hui (d) Vice President, Operations	FY 2013	203,131	-	79,506	-	-	740	18,800	302,177
	FY 2012	197,303	-	63,075	-	41,047	679	19,688	321,792
	6 MO 2011	95,515	-	20,800	-	61,811	-	9,895	188,021
	FY 2011	182,027	-	60,069	-	102,381	-	14,494	358,971
Michael J. Stauber (e) Vice President, Corporate Controller & Chief Accounting Officer	FY 2013	155,332	-	60,808	-	-	-	3,417	219,557
	FY 2012	152,000	-	50,163	-	31,388	-	3,259	236,810
	6 MO 2011	67,546	-	14,300	-	43,659	-	2,129	127,634
	FY 2011	112,695	-	49,600	-	54,236	-	1,437	217,968

(a)	Appointed to serve as President and Chief Executive Officer on November 1, 2008, having served as Executive Vice President and Chief Operating Officer since November 6, 2006.

(b)	Appointed to serve as Vice President and Chief Financial Officer on November 4, 2006, having served as Vice President and Corporate Controller since July 29, 2003.

(c)	Appointed to serve as Vice President, General Counsel and Corporate Secretary on March 1, 2010.

(d)	Appointed to serve as the Company’s principal operating officer on November 10, 2010 having served as Vice President, Operations since February 12, 2001.

(e)	Appointed to serve as Vice President, Corporate Controller and Chief Accounting Officer on February 28, 2011.

(1)
“6 MO 2011” refers to the six-month transition period from July 4, 2011 through January 1, 2012 resulting from a change in the Company’s fiscal year from the Sunday falling nearest to June 30 of each calendar year to the Sunday falling nearest to December 31, with the change to the calendar year reporting cycle beginning January 2, 2012.

(2)
The amounts shown represent the aggregate grant date fair market value for awards granted in fiscal year 2013, fiscal year 2012, the six-month transition period 2011 and in fiscal year 2011, computed in accordance with FASB ASC Topic 718, assuming zero forfeitures. For a discussion of the valuation assumptions used, see Note 12 to our fiscal year 2013 audited financial statements included in our Annual Report on Form 10-K. The restrictions on restricted stock awards are service-based and vest at varying dates, usually three years from the grant date. The restrictions on performance stock awards are performance-based and vest upon certification of performance criteria attainment, if any.

(3)
The amounts shown represent the aggregate grant date fair market value for awards granted in fiscal year 2013, fiscal year 2012, the six-month transition period 2011 and in fiscal year 2011, computed in accordance with FASB ASC Topic 718, assuming zero forfeitures. For a discussion of the valuation assumptions used, see Note 12 to our fiscal year 2013 audited financial statements included in our Annual Report on Form 10-K.

(4)
Consists of the change in the actuarial present value of the individual’s benefit, including interest earnings, under the Company’s defined benefit pension plan from January 1, 2013 to December 31, 2013.

(5)	Consists of compensation included in the All Other Compensation Table which follows this table.
ALL OTHER COMPENSATION TABLE
The following table sets forth the specific items included in the “All Other Compensation” column of the Summary Compensation Table.

Name	Year (1)	Company Contributions to Defined Contribution Plan $ (2)	Insurance Premiums $ (3)	Other $	Total $
Peter M. McCormick	FY 2013	7,650	13,120	-	20,770
	FY 2012	1,707	13,186	-	14,893
	6 MO 2011	2,850	6,063	-	8,913
	FY 2011	4,500	12,292	-	16,792
Marty J. Schwenner	FY 2013	6,700	12,839	-	19,539
	FY 2012	2,342	12,812	-	15,154
	6 MO 2011	3,187	5,947	-	9,134
	FY 2011	2,937	12,001	-	14,938
Scott S. Cramer	FY 2013	4,773	849	-	5,622
	FY 2012	4,810	1,077	-	5,887
	6 MO 2011	-	503	-	503
	FY 2011	762	987	-	1,749
Hungsun S. Hui	FY 2013	6,253	12,547	-	18,800
	FY 2012	7,314	12,374	-	19,688
	6 MO 2011	4,341	5,554	-	9,895
	FY 2011	2,731	11,763	-	14,494
Michael J. Stauber	FY 2013	2,873	544	-	3,417
	FY 2012	2,572	687	-	3,259
	6 MO 2011	1,826	303	-	2,129
	FY 2011	934	503	-	1,437

(1)
“6 MO 2011” refers to the six-month transition period from July 4, 2011 through January 1, 2012 resulting from a change in the Company’s fiscal year from the Sunday falling nearest to June 30 of each calendar year to the Sunday falling nearest to December 31, with the change to the calendar year reporting cycle beginning January 2, 2012.

(2)
Consists of contributions made by the Company during fiscal year 2013, fiscal year 2012, the six-month transition period 2011 and in fiscal year 2011 under the Magnetek FlexCare Plus Retirement Savings Plan (401(k) plan).

(3)	Includes amounts paid by the Company for medical, term life and long-term disability.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR TABLE
The following table provides information about equity and non-equity awards made to the named executive officers during fiscal year 2013.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards (4); Number of Shares of Stock	Grant Date Fair Value of Stock Awards (5)
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Type	Date (3)	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Peter M.	Incentive compensation	03/18/13	61,272	306,360	612,720
McCormick	Performance shares	03/18/13				771	15,417	15,417		194,254
	Restricted shares	03/18/13							6,607	83,248
Marty J.	Incentive compensation	03/18/13	36,000	180,000	360,000
Schwenner	Performance shares	03/18/13				403	8,056	8,056		101,506
	Restricted shares	03/18/13							3,452	43,495
Scott S.	Incentive compensation	03/18/13	16,796	83,982	167,964
Cramer	Performance shares	03/18/13				185	3,698	3,698		46,595
	Restricted shares	03/18/13							3,698	46,595
Hungsun S.	Incentive compensation	03/18/13	14,332	71,658	143,316
Hui	Performance shares	03/18/13				158	3,155	3,155		39,753
	Restricted shares	03/18/13							3,155	39,753
Michael J.	Incentive compensation	03/18/13	10,959	54,796	109,592
Stauber	Performance shares	03/18/13				121	2,413	2,413		30,404
	Restricted shares	03/18/13							2,413	30,404

(1)
These columns show the potential value of the cash payout for each named executive officer under the ICP for fiscal 2013 if the target and maximum goals are met. For each named executive officer, an incentive compensation target equal to a percentage of the individual’s base salary is set at the beginning of the year. Amounts shown are based on base salary at December 29, 2013. Actual incentive compensation payments under the plan may be higher or lower than the target based on financial, operating and individual performance. The Compensation Committee has discretion to change the amount of any award irrespective of whether the measures are met.

(2)
These columns show the threshold, target and maximum payouts under performance shares awarded during fiscal year 2013. The payout in respect of these performance shares will be made in shares of our common stock in an amount determined based on achievement of three year cumulative adjusted EBITDA of $60,000,000 for fiscal years 2013 through 2015. The payouts will be at zero, the target amount, and the maximum amount if our three year cumulative adjusted EBITDA is equal to or less than 80% achievement, 100% achievement, or any amount over 100% achievement, respectively.

(3)	In fiscal 2013 annual equity grants were made at the Compensation Committee meeting on March 18, 2013.

(4)
This column shows the number of shares of restricted stock granted in fiscal 2013 to the named executive officers. The restricted stock vests on March 18, 2016 (three years from the grant date), provided the individual is still employed by the Company on that date.

(5)	The grant date fair value of the performance share and restricted share awards was $12.60 based on the closing price of our stock on March 18, 2013.

EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table reflects information as of the end of the Company’s fiscal year 2013 with respect to securities issuable under the Company’s equity compensation plans (including under the 2004 Plan and under individual compensation arrangements) all of which securities are shares of the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	147,485	$28.22	158,501(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	147,485	$28.22	158,501(1)

(1)
The total number of securities remaining available for future issuance under our equity compensation plans as of the end of fiscal year 2013 includes 110,128 shares under the 2004 Plan and 48,373 shares under the 2010 Non‑Employee Director Stock Option Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth the stock option awards previously granted to the Named Officers which were outstanding at the end of fiscal year 2013 either due to the award not yet being vested or due to the Named Officer’s decision not to exercise vested awards. The table also sets forth restricted stock awards previously granted to the Named Officers or former Named Officer for which the restrictions have not yet lapsed.

	Option Awards				Stock Awards
							Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested (3) ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have NotVested (2) (#)	Market Value of Shares or Units of Stock That Have NotVested (3) ($)
Peter M.	2,500	—	67.00	01/28/14	20,158(5)	464,843	1,337 (10)	30,836
McCormick	4,000	—	36.10	01/30/18
	30,000	—	23.00	10/31/18
	7,647	—	11.50	08/24/20
	10,273	—	11.50	08/24/20
Marty J.	1,000	—	75.50	07/07/14	10,382(6)	239,409	690 (11)	15,911
Schwenner	4,000	—	36.10	01/30/18
	5,000	—	23.00	10/23/18
	2,907	—	11.50	08/24/20
Scott S.
Cramer	577	—	11.50	08/24/20	8,382(7)	193,289	263 (12)	6,054
Hungsun S.	2,500	—	67.00	01/28/14	7,216(8)	166,401	224 (13)	5,165
Hui	1,100	—	80.00	07/01/14
	2,000	—	36.10	01/30/18
Michael J.
Stauber	—	—	—	—	7,470(9)	172,258	173 (14)	3,997

(1)	All options in the column are vested.

(2)	All restricted stock vests in full on the third anniversary of the grant date.

(3)	The market value of the stock awards is based on the closing trading price $23.06 of the Company’s common stock at December 27, 2013.

(4)
Based on the Company’s financial performance in 2012 and 2013 relative to the performance criteria established under the ELTIP for the related performance period, the Company does not expect that any portion of the awards above the threshold amount will be earned, thus the awards are being presented at threshold. All performance shares will vest and be paid out on the third anniversary of the grant date, upon certification of certain audited financial statements and performance criteria attainment for those periods ended.

(5)	Restrictions lapse and vesting occurs on August 22, 2014 as to 6,000 shares, on March 12, 2015 as to 7,551 shares and on March 18, 2016 as to 6,607 shares.

(6)	Restrictions lapse and vesting occurs on August 22, 2014 as to 3,100 shares, on March 12, 2015 as to 3,830 shares and on March 18, 2016 as to 3,452 shares.

(7)	Restrictions lapse and vesting occurs on August 22, 2014 as to 1,800 shares, on March 12, 2015 as to 2,884 shares and on March 18, 2016 as to 3,698 shares.

(8)	Restrictions lapse and vesting occurs on August 22, 2014 as to 1,600 shares, on March 12, 2015 as to 2,461 shares and on March 18, 2016 as to 3,155 shares.

(9)	Restrictions lapse and vesting occurs on February 28, 2014 as to 2,000 shares, on August 22, 2014 as to 1,100 shares, on March 12, 2015 as to 1,957 shares and on March 18, 2016 as to 2,413 shares.

(10)	566 shares scheduled to vest following December 2014 and 771 shares scheduled to vest following December 2015 upon certification of audited financial statements and performance criteria attainment.

(11)
287 shares scheduled to vest following December 2014 and 403 shares scheduled to vest following December 2015 upon certification of certain audited financial statements and performance criteria attainment for those periods ended, respectively.

(12)
77 shares scheduled to vest following December 2014 and 185 shares scheduled to vest following December 2015 upon certification of certain audited financial statements and performance criteria attainment for those periods ended, respectively.

(13)
66 shares scheduled to vest following December 2014 and 158 shares scheduled to vest following December 2015 upon certification of certain audited financial statements and performance criteria attainment for those periods ended, respectively.

(14)	53 shares scheduled to vest following December 2014 and 121 shares scheduled to vest following December 2015 upon certification of audited financial statements and performance criteria attainment.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR TABLE

The table includes information related to options exercised by the Named Officers during fiscal year 2013 and the number and value of stock awards vested at the end of the fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
	(#)	($)	(#)	($)
Peter M. McCormick	-	-	10,000	162,158
Marty J. Schwenner	-	-	8,422	143,174
Scott S. Cramer	-	-	9,260	144,384
Hungsun S. Hui	-	-	4,309	73,253
Michael J. Stauber	-	-	800	13,600

(1)	The dollar amounts for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of our common stock on the vesting date.
PENSION BENEFITS FOR FISCAL YEAR TABLE
The following table sets forth information with respect to the Company's Retirement Plan as of December 29, 2013.

	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Peter M. McCormick	10	125,868	-
Marty J. Schwenner	14	154,009	-
Scott S. Cramer	N/A	N/A	N/A
Hungsun S. Hui	5	68,030	-
Michael J. Stauber	N/A	N/A	N/A
The Retirement Plan was frozen in June 2003. As a result, no contribution credits have been accrued to participants’ individual accounts. Rather, the accounts are credited annually with interest income. Messrs. Stauber and Cramer’s employment began after the Retirement Plan was frozen and, therefore, they do not participate in the Retirement Plan.
The lump sum amounts in the Present Value of Accumulated Benefit column of the table represent the participants’ respective cash balances at December 29, 2013.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL
AGREEMENTS AND OTHER ARRANGEMENTS TABLE
The following table presents the estimated payouts that would be made upon a change in control of the Company coupled with a Named Officer’s termination of employment (other than for cause or voluntary retirement or due to his or her death or disability) assuming the change in control occurred as of December 29, 2013. The calculations are intended to provide reasonable estimates, based on the noted assumptions, of the potential benefits payable. The benefits are required to be paid in cash in a single lump-sum payment within five days of the Named Officer’s termination date. The actual amount of severance benefits, including excise tax gross-ups (if any), will depend upon the Named Officers’ base salary, the terms of change in control transaction and the subsequent impact on the Named Officer’s employment. See page 35 of this Proxy Statement for a more detailed description of the terms of the Company’s change in control agreements with Messrs. McCormick and Schwenner and retention agreements with Messrs. Cramer, Hui and Stauber.

Name	Base Salary ($)		Annual Incentive Based Compensation		Stock Options ($) (3)	Restricted Stock Awards ($) (4)	Excise Tax Gross‑Ups ($) (5)	Benefits ($)		Total ($)
Peter M. McCormick	574,425	(1)	459,540	(1)	208,955	757,464	—	21,600	(6)	2,021,984
Marty J. Schwenner	450,000	(1)	270,000	(1)	33,905	389,628	—	21,600	(6)	1,165,133
Scott S. Cramer	239,949	(2)	83,982	(2)	6,670	245,586	N/A	7,200	(7)	583,387
Hungsun S. Hui	204,736	(2)	71,658	(2)	—	211,020	N/A	7,200	(7)	494,614
Michael J. Stauber	156,560	(2)	54,796	(2)	—	160,888	N/A	7,200	(7)	379,444

(1)	Represents 1.5 times the Named Officer's base salary and target bonuses of December 29, 2013.

(2)	Represents 1.0 times the Named Officer's base salary and target bonus as of December 29, 2013.

(3)	Calculation is based on the closing trading price $23.06 of the Company's common stock at December 27, 2013.

(4)	Calculation is based on the closing trading price $23.06 of the Company's common stock at December 27, 2013.

(5)
Based on the applicable provisions of the Internal Revenue Code, no amount would be payable for excise and related income taxes owed on severance-related payments under the change in control agreement with Messrs. McCormick and Schwenner following a change in control and termination of employment, as of December 29, 2013. The retention agreements with Messrs. Hui, Stauber and Cramer do not contain a gross-up provision.

(6)	Estimated amount of medical insurance premiums to be provided for 18 months following change in control.

(7)	Estimated amount of medical insurance premiums to be provided for 6 months following change in control.

DIRECTOR COMPENSATION
During the fiscal year 2013, the independent non-employee Directors received the compensation reflected in the following table. Other than as described in this paragraph, none of the non-employee Directors received any other compensation from Magnetek, except for reimbursement of reasonable expenses incurred to attend Board and committee meetings and to perform other relevant Board and committee duties.
DIRECTOR COMPENSATION FOR FISCAL YEAR TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
David A. Bloss, Sr.	0	71,500	20,000	0	91,500
Yon Y. Jorden (3)	0	22,000	0	0	22,000
Alan B. Levine	0	73,500	20,000	0	93,500
Mitchell I. Quain	0	91,500	20,000	0	111,500
David P. Reiland	0	57,500	20,000	0	77,500

(1)
Reflects the share-based compensation expense during fiscal year 2013 computed in accordance with FASB ASC Topic 718 for outstanding phantom shares of common stock received in lieu of retainer and meeting fees. See Note 12 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, for a discussion of assumptions made in valuation of share-based compensation.

(2)
Reflects the grant date fair market value computed in accordance with FASB ASC Topic 718. See Note 12 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 29, 2013, for a discussion of assumptions made in valuation of share-based compensation. The options expire ten years from the grant date and vest in 50% increments annually beginning on the first anniversary of the grant date, continuing until the second anniversary.

(3)	Ms. Jorden served on the Board during fiscal year 2013 until the effective date of her resignation as of the May 3, 2013 Annual Meeting.
Form of Payment of Board Fees. The Company utilizes a stockholders’ approved Director Compensation and Deferral Investment Plan (“DCDIP”) as a vehicle to compensate our non-employee Directors. The primary purposes of the DCDIP are (i) to provide non-employee Directors with the opportunity to defer voluntarily a portion of their Director fees, subject to the terms of the DCDIP and (ii) to encourage ownership of common stock by non-employee Directors and thereby align their interests more closely with the interests of the stockholders of the Company. Under the terms of the DCDIP, non-employee Directors are required to receive phantom shares of Magnetek’s common stock in lieu of cash for their annual retainer for Board and committee membership and chairmanship fees. The phantom shares are held in a rabbi trust until January of the calendar year after the Director’s services on the Board of Directors terminates. One phantom share equates to one share of our common stock. A Director may elect to receive payment of meeting fees in quarterly cash payments or in shares of phantom stock, provided the Director timely elects to defer the meeting fees in accordance with the requirements of Section 409A of the Internal Revenue Code, as amended. The annual retainer, chairmanship fees and meeting fees are paid quarterly at the end of each calendar quarter. Currently, all Directors have elected to receive payment of all meeting fees in phantom shares of common stock.
The number of shares of Magnetek’s common stock to be issued to non-employee Directors in lieu of cash on each payment date is equal to (i) the amount of the cash retainer fees or cash meeting fees payable to each Director at the rates then in effect divided by (ii) the fair market value of Magnetek’s common stock as determined on the payment date. No fractional shares may be granted under the DCDIP. Instead, the cash remainder will be paid to the participant.

During the fiscal year 2013, the annual retainer fee for independent, non-employee Directors was $35,000; the annual retainer for the non-employee director serving as chairman of the Board of Directors was $20,000; the annual retainer for committee chairmanship (except Audit Committee chairmanship) was $10,000; the annual retainer for Audit Committee chairmanship was $12,000; the attendance fee for each Board meeting was $1,500; and the attendance fee for each committee meeting was $1,000.

Equity Awards. Under Magnetek’s 2010 Non-Employee Director Stock Option Plan (the “DSOP”), as amended, each “qualifying” Director (any Director of Magnetek who on the date of the grant is a member of the Board of Directors and is neither an officer nor an employee of Magnetek or any of its subsidiaries) is granted annually, on the last business day of the Company’s fiscal year, a nonqualified option to purchase a number of shares of Magnetek’s common stock as determined by the Board of Directors. The per share exercise price of the option is the fair market value of a share of Magnetek’s common stock on the date of the grant, and the option term is ten years. In fiscal year 2013, each non-employee Director who served on the Board as of the end of the fiscal year received options to purchase 1,426 shares of common stock at an exercise price of $22.23 per share, which was the average of the high and low of the Company’s stock on December 27, 2013. Fifty percent of the options granted vest on the first anniversary of the grant date and the remaining fifty percent vest on the second anniversary of the grant date.
COMPENSATION COMMITTEE REPORT
The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in this Proxy Statement for the 2014 Annual Meeting. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
This report is submitted by the Compensation Committee:
David A. Bloss, Sr. (Chairman)
Alan B. Levine
Mitchell I. Quain
REPORT OF THE AUDIT COMMITTEE
The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 29, 2013 with Magnetek’s management, its internal auditor, and with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm. Both management and representatives of Ernst & Young LLP represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. In connection with the committee’s review of the financial statements, the committee considered and discussed the quality of the financial reporting and disclosures, management’s assessment of the Company’s internal control over financial reporting and Ernst & Young LLP’s evaluation of the Company’s internal control over financial reporting. As required by the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding communication with audit committees, the committee also discussed and reviewed with Ernst & Young LLP critical accounting policies and practices, internal controls and the scope of audits performed by Ernst & Young LLP, as well as matters relating to Ernst & Young LLP’s judgment about the quality and acceptability of the Company’s accounting principles as applied in its financial reporting. The committee relies, without independent verification, on the information provided to it and on the representations of management and the independent registered public accounting firm.
The committee met independently with representatives of Ernst & Young LLP to review and discuss their independence from management and the Company, and received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.
The committee has further reviewed all fees paid to Ernst & Young LLP during the fiscal year and has considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s registered public accounting firm.
Based on the above-mentioned review and discussions with management and the accountants, the Audit Committee recommended to the Board that the audited financial statements be included in Magnetek’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013 for filing with the SEC.

Alan B. Levine (Chairman)
David A. Bloss, Sr.
Mitchell I. Quain

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely upon a review of the forms filed with the SEC by Magnetek’s officers and Directors regarding their ownership of and transactions in the Company’s common stock and upon written representations from the officers and Directors that no additional forms were required, the Company believes that during fiscal year 2013 each officer and Director complied with the Section 16(a) filing requirements of the Securities and Exchange Act of 1934.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
MAGNETEK, INC.
(Approved by the Board of Directors on February 27, 2014 and Subject to Stockholders’ Approval at the 2014 Annual Meeting)

Magnetek, Inc., a Delaware Corporation (hereinafter called the “Corporation”), does hereby certify as follows:
FIRST: Paragraph A of Article Fourth of the Corporation’s Restated Certificate of Incorporation, as amended, is hereby amended in its entirety to read as follows:
“The total number of shares of capital stock which the Corporation shall have authority to issue is Fifteen Million Five Hundred Thousand (15,500,000), divided into 15,000,000 shares of Common Stock of the par value of $.01 per share and 500,000 shares of Preferred Stock of the par value of $1.00 per share.”
SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, Magnetek, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this [Date], 2014.

MAGNETEK, INC.

By:

Name:

Its:

A- 1

APPENDIX B

2014 STOCK INCENTIVE PLAN
OF MAGNETEK, INC.
(Approved by the Board of Directors on February 27, 2014 and Subject to Stockholders’ Approval at the 2014 Annual Meeting)

1.	PURPOSE OF THE PLAN
The purpose of this 2014 Stock Incentive Plan of Magnetek, Inc. (this “Plan”) is to enable Magnetek, Inc., a Delaware corporation (the “Company”), to attract, retain and motivate its officers, employees and consultants, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

2.	PERSONS ELIGIBLE UNDER PLAN
Any person who is an officer, employee or consultant of the Company as determined, in its discretion and for purposes only of this Plan, by the Committee (an “Eligible Person”), shall be eligible to be considered for the grant of Awards hereunder. A “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 15 of the Plan.

3.	DEFINITIONS
Unless the context otherwise requires, the following terms shall have the meanings set forth below:
(a)“Award” shall mean an Incentive Bonus, Option, Restricted Stock, Restricted Stock Unit, or SAR granted under the Plan.
(b)“Board of Directors” shall mean the entire board of directors of the Company.
(c)“Cause” means a (i) conviction of a felony or misdemeanor involving moral turpitude, or (ii) willful gross neglect or willful gross misconduct in carrying out the Officer’s duties, resulting in material economic harm to the Company or any Successor.
(d)“Change in Control” shall mean the first to occur of the following:
(1)the merger or consolidation of the Company with or into another corporation;
(2)the acquisition, directly or indirectly, by another corporation, person or group, of all or substantially all of the Company’s assets or 40% or more of the Company’s then outstanding voting stock;
(3)the liquidation or dissolution of the Company; or
(4)during any period of 12 consecutive months, individuals who at the beginning of such 12-month period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, provided, however, that a Change in Control will not be deemed to have occurred in respect of a merger in which (x) the Company is the surviving corporation, (y) no person or group acquires, directly or indirectly, 40% or more of the Company’s outstanding voting stock and (z) the Shares outstanding prior to the merger remain outstanding thereafter; and provided further, that a merger or consolidation will not be considered a Change in Control if such transaction results only in the reincorporation of the Company in another jurisdiction or its restructuring into holding company form.
(e)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(f)“Committee” shall mean the Compensation Committee of the Board of Directors constituted as provided in Section 6 of the Plan.
(g)“Company” has the meaning set forth in Section 1 of the Plan.
(h)“Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.
(i)“Eligible Person” has the meaning set forth in Section 2 of the Plan.
(j)“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.
(k)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(l)“Good Reason” shall mean (i) a material diminution in a Participant’s authority or duties, (ii) a material reduction in a Participant’s base salary (excluding, however, any reduction made in connection with, and proportionate to, a Company-wide reduction), or (iii) a material change in a Participant’s location of employment (excluding any required relocation within a 50-

mile radius of such location of employment); provided, however, that the Participant has given notice of the existence of the good reason condition within 90 days of its occurrence, and the Company has been given at least 30 days to remedy the condition and has failed to do so.
(m)“Grant Value” of a SAR means the dollar value assigned to the SAR by the Committee on the date the SAR is granted under the Plan.
(n)“Incentive Bonus” means a bonus opportunity awarded under Section 10 of the Plan pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Incentive Bonus Agreement.
(o)“Incentive Bonus Agreement” shall mean the agreement whereby the Company’s grant of an Incentive Bonus to a Participant is confirmed.
(p)“Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.
(q)“Market Price” shall mean the closing sale price of a Share on the NASDAQ Global Select Market; provided, however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.
(r)“NASDAQ Global Select Market” means the NASDAQ Global Select Market or such other stock exchange or quotation system on which Shares are listed or quoted.
(s)“Nonqualified Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Section 7 of the Plan.
(t)“Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.
(u)“Option Agreement” shall mean the agreement whereby the Company’s grant of an Option to a Participant is confirmed.
(v)“Participant” has the meaning set forth in Section 2 of the Plan.
(w)“Plan” has the meaning set forth in Section 1 of the Plan.
(x)“Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) EBITDA (earnings before interest, taxes, depreciation and amortization), (d) Adjusted EBITDA (operating profit adjusted to exclude non-cash expenses of depreciation, amortization, pension expense, stock compensation expense and management incentive cash compensation plan provisions), (e) return on equity, (f) total stockholder return, (g) return on capital, (h) return on assets or net assets, (i) revenue or sales, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, (o) market share, (p) overhead or other expense reduction, (q) share price, (r) average working capital as a percentage of sales and (s) required pension contributions. The Committee may specify any reasonable definition of the Qualifying Performance Criteria it uses at the time the goals for such Qualifying Performance Criteria goals are set. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in the audited financial statements of the Company for the applicable year.
(y)“Restricted Period” has the meaning set forth in Section 8(b) of the Plan.
(z)“Restricted Stock” shall mean Shares granted to a Participant by the Committee which are subject to restrictions imposed under Section 8 of the Plan.
(aa)“Restricted Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Restricted Stock to a Participant is confirmed.
(bb)    “Restricted Stock Unit” shall mean shall mean a right to receive one Share from the Company in accordance with, and subject to, Section 8 of the Plan.
(cc)    “Restricted Stock Unit Agreement” shall mean the agreement whereby the Company’s grant of Restricted Stock Units to a Participant is confirmed.
(dd)    “SAR” shall mean a stock appreciation right with respect to one Share granted under Section 9 of the Plan.
(ee)    “SAR Agreement” shall mean the agreement whereby the Company’s grant of SARs to a Participant is confirmed.
(ff)    “Share” or “Shares” shall mean the $0.01 par value of common stock of the Company.
(gg)    “Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.
(hh)    “Successor” means any acquiror of all or substantially all of the stock, assets or business of the Company.
(ii)    “Valuation Date” has the meaning set forth in Section 9(e) of the Plan.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

4.	ELIGIBILITY AND AWARDS AVAILABLE UNDER THE PLAN
(a)Eligible Persons shall be eligible to receive Incentive Bonuses, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, and SARs under the Plan. In determining the Eligible Persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, and other such factors as the Committee in its discretion shall deem relevant.
(b)The Committee shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Eligible Persons to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Committee’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.
(c)A Participant may be granted additional Awards under the Plan if the Committee shall so determine subject to the limitations contained in Section 5.

5.	SHARES RESERVED UNDER PLAN
(a)The aggregate number of Shares which may be issued under the Plan pursuant to the exercise of Options and SARs, the payment of Incentive Bonuses, the grant of Restricted Stock, and pursuant to the settlement of Restricted Stock Units shall not exceed 190,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Section 12 hereof. For the purposes of computing how many Shares remain available for Awards under the Plan, each Share issued in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the limit set forth above as 1.5 Shares for every one Share issued in connection with such Award. Any Share issued in connection with the exercise of an Option or a Stock Appreciation Right shall be counted against the Shares available for grant as one Share. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; (2) upon the exercise of a SAR or Option granted under the Plan, the full number of SARs or Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method in accordance with Section 7(f)(4), the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax. Further, for the avoidance of doubt, any Shares purchased by the Company using proceeds from Option exercises shall not be included in the number of Shares available under this Plan.
(b)No individual Participant shall be eligible to receive grants of Options and SARs for more than an aggregate of 45,000 Shares during any calendar year (subject to adjustment as provided in Section 12 hereof).
(c)The aggregate number of shares of Restricted Stock, plus the number of Restricted Stock Units granted to any one Participant during any calendar year shall be limited to 30,000 (subject to adjustment as provided in Section 12 hereof and excluding any such Awards which may vest based on the continued performance of services only, e.g., time-based vested Restricted Stock or Restricted Stock Units).
(d)In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 190,000 Shares (subject to adjustment as provided in Section 12 hereof).

6.	ADMINISTRATION OF THE PLAN
The Plan shall be administered by the Committee. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended, and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements. The Board of Directors shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

7.	OPTIONS
Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine, including the following:

(a)Types of Options.  An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonqualified Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonqualified Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.
(b)Maximum Annual Grant of Incentive Stock Options to Any Participant.  The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000 or any lower limit set forth in the Code from time to time.
(c)Option Exercise Price.  The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Committee but shall in all cases be equal to or greater than the Market Price per Share on the date of grant of such Option.
(d)Exercise.  An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Section 7(g), below, or as otherwise determined by the Committee, no Option granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Committee, an Option shall be exercisable by a Participant giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.
(e)Vesting.  Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee. The Committee shall have the right to make the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Committee.
(f)Payment of Exercise Price.  The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Agreement or at the time of exercise of an Option: (1) cash or certified or cashiers’ check, (2) Shares held by the Participant for such period of time as the Committee may specify, (3) other property deemed acceptable by the Committee, (4) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, or (5) any combination of (1) through (4).
(g)Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Committee at the time of grant:
(1)Any Participant who ceases to be an Employee due to Disability shall have one year from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option;
(2)In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall be exercisable:
(A)for one year after the Employee’s death, but in no event subsequent to ten years from its date of grant;
(B)only (i) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Committee shall approve or prescribe), or, (ii) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, Committee, or other representative of the estate of the deceased Employee, or (iii) by the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent and distribution; and
(C)only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death.
(3)An Employee or former Employee who holds an Option who has designated a beneficiary for purposes of Section 7(g)(2)(B)(i), above, may change such designation at any time, by giving written notice to the Committee, subject to such conditions and requirements as the Committee may prescribe in accordance with applicable law.
(4)If a Participant ceases to be an Employee for any other reason except termination of employment for Cause, then any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall be exercisable for three months after such cessation in the case of an Employee who was not an executive officer on the grant date, or one year after such cessation in the case of an Employee who was an executive officer on the grant date; provided, however, that no Option shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.
(5)If a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h)Term of Options.  In no event shall an Option be exercisable after the ten-year anniversary of the grant of such Option. Every Option that has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier time.
(i)Nature of Options. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Options granted hereunder, or any right to exercise any of the rights or privileges of a shareholder (including, but not limited to, voting rights or entitlement to dividends) with respect to any Options until Shares are issued in connection with any exercise.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine, including the following:
(a)Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.
(b)Restrictions on Restricted Stock.  Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Committee (the “Restricted Period”), subject to the provisions of this Section 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Committee’s option, and in addition to such other rights and remedies available to the Committee (including the right to restrain or set aside such transfer), be forfeited to the Company upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction.
(c)Vesting Conditions.  The Committee shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest, including the satisfaction of performance criteria or the continuation of employment or services for the Company. The Committee may set vesting conditions based upon the achievement of specific performance objectives, the continued employment of a Participant, or both. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Qualifying Performance Criteria. In such event, the Qualifying Performance Criteria shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.
(d)Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Committee at the time of grant, if a Participant ceases to be an Employee for any reason, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.
(e)Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable, or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.
(f)No Rights as Stockholders for Participants Holding Restricted Stock Units.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a stockholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.
(g)Dividends and Distributions with Respect to Restricted Stock. Except as otherwise provided by the Committee, a Participant who holds Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, if any, until the Restricted Stock is forfeited or otherwise transferred back to the Company. Dividends payable by the Company to public stockholders in cash shall, with respect to any unvested shares of Restricted Stock, be paid in cash on or about the date such dividends are payable to public stockholders, subject to any applicable tax withholding requirements.
(h)Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Section 12, below. However, the Company, as determined in the sole discretion of the Committee at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Committee, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Committee at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and

provided further that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Unit vests.
(i)Dividends and Distributions with Respect to Restricted Stock Units.    Except as otherwise provided by the Committee, a Participant who holds Restricted Stock Units shall not be entitled to receive any dividends, dividend equivalents, or other distributions paid with respect to Shares.

9.	SARS
Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine, including the following:
(a)Grants.  The terms of any grant of SARs shall be confirmed by the execution of a SAR Agreement.
(b)Grant Value.  The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Committee and shall in all cases be equal to or greater than the Market Price per Share on the date of grant of such SAR.
(c)Exercise.  An SAR Agreement may provide for exercise of a SAR by a Participant in such amounts and at such times as shall be specified therein. Except as otherwise permitted by the Committee, a SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.
(d)Vesting.  SARs shall be exercisable at such times and in such installments during the period prior to the expiration of the SAR term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any SAR granted under this Plan subject to such performance requirements as deemed appropriate by the Committee.
(e)Rights on Exercise.  A SAR shall entitle the Participant to receive from the Company that number of full Shares having an aggregate Market Price, as of the business day immediately preceding the date of exercise (the “Valuation Date”), substantially equal to (but not more than) the excess of the Market Price of one Share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised. However, the Company, as determined in the sole discretion of the Committee, shall be entitled to elect to settle its obligation arising out of the exercise of a SAR by the payment of cash substantially equal to the excess of the Market Price of one share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised or by the issuance of a combination of Shares and cash, in the proportions determined by the Committee, substantially equal to the excess of the Market Price of one share on the Valuation Date of the Shares over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised.
(f)Term of SARs. In no event shall a SAR be exercisable after the ten-year anniversary of the grant of such SAR. Every SAR that has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.
(g)Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Committee at the time of grant:
(1)Any Participant who ceases to be an Employee due to Disability shall have one year from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such SAR.
(2)In the event of the death of an Employee while an Employee, any SAR granted to such Employee shall be exercisable:
(A)For one year after the Employee’s death, but in no event later than ten years from its date of grant;
(B)only (i) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), (ii) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (iii) by the person or persons to whom the deceased Employee’s rights under the SAR shall pass by will or the laws of descent and distribution; and
(C)only to the extent that the deceased Employee would have been entitled to exercise such SAR on the date of the Employee’s death.
(3)An Employee or former Employee who holds a SAR who has designated a beneficiary for purposes of Section 9(g)(2)(B)(i), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.
(4)If a Participant ceases to be an Employee for any other reason except termination of employment for Cause, then any SAR granted to such Employee shall be exercisable for three months after such cessation in the case of an Employee who was not an executive officer on the grant date, or one year after such cessation in the case of an Employee who was an executive officer on the grant date; provided, however, that no SAR shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such SAR.

(5)If a person ceases to be an Employee because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.
(h)Nature of SARs. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any SARs granted hereunder, or any right to exercise any of the rights or privileges of a shareholder (including, but not limited to, voting rights or entitlement to dividends) with respect to any SARs until Shares are issued in connection with any exercise.

10.	INCENTIVE BONUSES
Each Incentive Bonus granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine, including the following:
(a)Incentive Bonuses in General. Each Award of an Incentive Bonus will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of one year or greater.
(b)Incentive Bonus Agreement. The terms of any grant of an Incentive Bonus shall be confirmed by the execution of an Incentive Bonus Agreement. Each Incentive Bonus Agreement shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Award of an Incentive Bonus granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed $1,000,000.
(c)Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Award of an Incentive Bonus, which criteria may be based on financial performance, personal performance evaluations, or both. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award of an Incentive Bonus is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).
(d)Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus, provided that the timing of such payment shall satisfy an exception to Code Section 409A or, if no such exception is available, the timing of such payment shall comply with the requirements of Code Section 409A. Payment for any Incentive Bonus shall be made in cash, Shares or a combination thereof as determined by the Committee.
(e)Discretionary Adjustments. Notwithstanding satisfaction of any Qualifying Performance Criteria, the amount paid under an Award of an Incentive Bonus on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

11.	LAWS AND REGULATIONS
Each Incentive Bonus Agreement, Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and SAR Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

12.	ADJUSTMENT PROVISIONS
(a)Share Adjustments.  In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class are issued in respect of the outstanding Shares, or the Shares are changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Section 5 and the other limitations contained in Section 5, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Restricted Stock Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Committee.
(b)Binding Effect.  Any adjustment, waiver, conversion or other action taken by the Committee under this Section 12 shall be conclusive and binding on all Participants and all other persons.

13.	CORPORATE TRANSACTIONS OR CHANGES IN CONTROL
(a)Merger, Consolidation or Reorganization. In the event of the consummation of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board of Directors, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (1) or (2) below:
(1)Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that, for Options or SARs, the excess of the aggregate Market Price of the Shares subject to such Award immediately before such substitution over the exercise price or Grant Value thereof, if any, is not more than the excess of the aggregate fair market value of the substituted shares made subject to such Award immediately after such substitution over the exercise price thereof, if any; or
(2)The Committee may cancel such Award. In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event over (ii) the exercise price of such Option or Grant Value of such SAR, multiplied by the number of shares subject to such Award (including any unvested portion). In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event (including payment for any unvested portion). No payment shall be made to a Participant for any Option or SAR if the exercise price for such Option or Grant Value of such SAR exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event. Unless the particular Award Agreement provides otherwise, determination of any payment under this Section 13(a)(2) for an Award that is subject to Qualifying Performance Criteria shall be based upon achievement at the target level of performance.
(b)Effect of Change in Control upon Certain Awards. Except as otherwise determined by the Committee, or except where a Participant’s entitlement to an Award is subject to Qualifying Performance Criteria, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve months following a Change in Control, all Awards will become fully vested, and for Options, immediately exercisable. In the case of an Award under which a Participant’s entitlement to the Award is subject to the achievement of Qualifying Performance Criteria, except as otherwise determined by the Committee, upon the occurrence of a Change in Control, the Participant shall be deemed to have satisfied the Qualifying Performance Criteria at the target level of performance and such Award shall continue to vest based upon the time-based service vesting criteria, if any, to which the Award is subject. For Awards described in the preceding sentence that are assumed or maintained by the acquiring or surviving company following a Change in Control, except as otherwise determined by the Committee, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve months following a Change in Control, the time-based service vesting criteria shall be deemed satisfied at the time of such termination. Other than as specifically set forth in this Section 13, following a Change in Control, Awards shall continue to be subject to any time-based vesting criteria or forfeiture provisions to which such Awards were subject prior to the Change in Control.

14.	TAXES
(a)Incentive Bonuses. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the payment of an Incentive Bonus.
(b)Options and SARs.  The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option or SAR until arrangements satisfactory to it have been made with respect to any such withholding obligations. Except as otherwise provided by the Committee, a Participant exercising an Option or SAR may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate value (based on the opening sale price per Share on the NASDAQ Global Select Market on the date the Option or SAR is exercised) equal to the amount of the required withholding tax.
(c)Restricted Stock.  The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Committee shall have been made with respect to any such withholding obligations. Except as otherwise provided by the Committee, a

Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate value (based on the opening sale price per Share on the NASDAQ Global Select Market on the date the Shares are withheld) equal to the amount of the required withholding tax.
(d)Restricted Stock Units.  The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units or the distribution of any Shares or cash payments with respect to Restricted Stock Units, and the Company may defer making delivery of Shares with respect to Restricted Stock Units until arrangements satisfactory to the Committee have been made with respect to any such withholding obligations. Except as otherwise provided by the Committee, a Participant who holds Restricted Stock Units may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value (based on the opening sale price per Share on the NASDAQ Global Select Market on the date the Shares are withheld) equal to the amount of the required withholding tax.

15.	TRANSFERABILITY
Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred for value in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in the Code. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

16.	EFFECTIVENESS OF THE PLAN
The Plan, as approved by the Committee and the Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the stockholders.

17.	TERMINATION AND AMENDMENT
Unless the Plan is earlier terminated as hereinafter provided, no Award shall be granted after the ten-year anniversary of the effective date of the Plan, as provided in Section 156. The Board of Directors may terminate the Plan or make such modifications or amendments to the Plan as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable to the Plan; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of stockholders at which a quorum is present and voting, adopt any amendment to the Plan for which stockholder approval is required under tax, securities or any other applicable law or the listing standards of the NASDAQ Global Select Market (or if the Shares are not then listed on the NASDAQ Global Select Market, the listing standards of such other exchange or inter-dealer quotation system on which the Shares are listed). Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.
Except as otherwise provided in this Plan, the Committee may amend an outstanding Award or any Incentive Bonus Agreement, Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or SAR Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Committee may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Participants. However, notwithstanding any other provision of the Plan, the Committee may not reduce the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means without stockholder approval, except in the event of a corporate transaction involving the Company, as authorized under Section 12 or 13 of the Plan.

18.	OTHER BENEFIT AND COMPENSATION PROGRAMS
Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Committee expressly determines otherwise.

19.	FORFEITURE OF AMOUNTS PAID UNDER THE PLAN
The Company shall have the right to require any Participant to forfeit and return to the Company any Award made to the Participant pursuant to this Plan (or amounts realized thereon) consistent with its Incentive Compensation Policy or any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission Rule, as such policy is amended from time to time.

20.	NO RIGHT TO EMPLOYMENT
The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

21.	GOVERNING LAW
This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

MAGNETEK, INC
ATTN: SCOTT S. CRAMER
N49 W13650 CAMPBELL DRIVE
MENOMONEE FALLS, WI 53051

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	☐	☐	☐
The Board of Directors recommends you vote
FOR the following:

1. Election of Directors
Nominees

01 David A. Bloss, Sr.	02 Alan B. Levine	03 Peter M. McCormick	04 Mitchell I. Quain	05 David P. Reiland

The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5.
	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year 2014 ending December 28, 2014.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Approval of the Amendment of Magnetek's Restated Certificate of Incorporation to decrease authorized common stock..	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. Approval of the 2014 Stock Incentive Plan.	☐	☐	☐

NOTE: The undersigned hereby confers upon the proxies the discretion to act upon such other business as may properly come before said meeting or adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regrading the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Shareholder Letter, Annual Report on Form 10K is/are available at www.proxyvote.com.
MAGNETEK INC.
ANNUAL MEETING OF STOCKHOLDERS, APRIL 30, 2014
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints PETER M. MCCORMICK and SCOTT S. CRAMER or either of them, attorneys and proxies, to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin, on April 30, 2014 at 10:00 a.m. Central Daylight Time and any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the stockholder named on the reverse side. If no direction is given, this Proxy will be voted FOR Proposals 1, 2, 3, 4, and 5 and in the proxies' discretion on any other matters coming before the meeting.
(Continued and to be signed on the reverse side)

Address change/comments:

Continued and to be signed on reverse side

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)